RESTATED ARTICLES OF INCORPORATION
OF
REGENCY CENTERS CORPORATION

                This corporation was incorporated on July 8, 1993, effective July 9, 1993, under the name Regency Realty Corporation. Pursuant to Sections 607.1002 and 607.1007, Florida Business Corporation Act, restated Articles of Incorporation were approved at a meeting of the directors of this corporation on February 5, 2008. The Restated Articles of Incorporation were adopted by the directors to incorporate previously filed amendments. Shareholder approval was not required for the restatement.

ARTICLE 1

NAME AND ADDRESS

        Section 1.1     Name. The name of the corporation is Regency Centers Corporation (the "Corporation").

        Section 1.2     Address of Principal Office. The address of the principal office of the Corporation is One Independent Drive, Suite 114, Jacksonville, Florida 32202.

ARTICLE 2

DURATION

        Section 2.1      Duration. The Corporation shall exist perpetually.

ARTICLE 3

PURPOSES

        Section 3.1      Purposes. This corporation is organized for the purpose of transacting any or all lawful business permitted under the laws of the United States and of the State of Florida.

ARTICLE 4

CAPITAL STOCK

        Section 4.1      Authorized Capital. The maximum number of shares of stock which the Corporation is authorized to have outstanding at any one time is one hundred ninety million (190,000,000) shares (the “Capital Stock”) divided into classes as follows:

(a) Thirty million (30,000,000) shares of preferred stock having a par value of $0.01 per share (the “Preferred Stock”), and which may be issued in one or more classes or series as further described in Section 4.2; and

(b) One hundred fifty million (150,000,000) shares of voting common stock having a par value of $0.01 per share (the “Common Stock”); and

(c) Ten million (10,000,000) shares of common stock having a par value of $0.01 per share (the “Special Common Stock”) and which may be issued in one or more classes or series as further described in Section 4.4.

All such shares shall be issued fully paid and nonassessable.

        Section 4.2      Preferred Stock. The Board of Directors is authorized to provide for the issuance of the Preferred Stock in one or more classes and in one or more series within a class and, by filing the appropriate Articles of Amendment with the Secretary of State of Florida which shall be effective without shareholder action, is authorized to establish the number of shares to be included in each class and each series and the preferences, limitations and relative rights of each class and each series. Such preferences must include the preferential right to receive distributions of dividends or the preferential right to receive distributions of assets upon the dissolution of the Corporation before shares of Common Stock are entitled to receive such distributions.

        Section 4.3      Voting Common Stock. Holders of Voting Common Stock are entitled to one vote per share on all matters required by Florida law to be approved by the shareholders. Subject to the rights of any outstanding classes or series of Preferred Stock having preferential dividend rights, holders of Common Stock are entitled to such dividends as may be declared by the Board of Directors out of funds lawfully available therefor. Upon the dissolution of the Corporation, holders of Common Stock are entitled to receive, pro rata in accordance with the number of shares owned by each, the net assets of the Corporation remaining after the holders of any outstanding classes or series of Preferred Stock having preferential rights to such assets have received the distributions to which they are entitled.

        Section 4.4      Special Common Stock. The Board of Directors is authorized to provide for the issuance of the Special Common Stock in one or more classes and in one or more series within a class and, by filing the appropriate Articles of Amendment with the Secretary of State of Florida which shall be effective without shareholder action, is authorized to establish the number of shares to be included in each class and each series and the limitations and relative rights of each class and each series. Each class or series of Special Common Stock (1) shall bear dividends, pari passu with dividends on the Common Stock, in such amount as the Board of Directors shall determine, (2) shall vote together with the Common Stock, and not separately as a class except where otherwise required by law, on all matters on which the Common Stock is entitled to vote, unless the Board of Directors determines that any such class or series shall have limited voting rights or shall not be entitled to vote except as otherwise required by law, (3) may be convertible or redeemable on such terms as the Board of Directors may determine, and (4) may have such other relative rights and limitations as the Board of Directors is allowed by law to determine.

ARTICLE 5

REIT PROVISIONS

        Section 5.1      Definitions. For the purposes of this Article 5, the following terms shall have the following meanings:

(a) “Acquire” shall mean the acquisition of Beneficial Ownership of shares of Capital Stock by any means including, without limitation, acquisition pursuant to the exercise of any option, warrant, pledge or other security interest or similar right to acquire shares, but shall not include the acquisition of any such rights, unless, as a result, the acquirer would be considered a Beneficial Owner as defined below. The term “Acquisition” shall have the correlative meaning.

(b) “Actual Owner” shall mean, with respect to any Capital Stock, that Person who is required to include in its gross income any dividends paid with respect to such Capital Stock.

(c) “Beneficial Ownership” shall mean ownership of Capital Stock by a Person who would be treated as an owner of such shares of Capital Stock, either directly or indirectly, under Section 542(a)(2) of the Code, taking into account for this purpose (i) constructive ownership determined under Section 544 of the Code, as modified by Section 856(h)(1)(B) of the Code (except where expressly provided otherwise); and (ii) any future amendment to the Code which has the effect of modifying the ownership rules under Section 542(a)(2) of the Code. The terms “Beneficial Owner,” “Beneficially Owns” and “Beneficially Owned” shall have the correlative meanings.

(d) “Code” shall mean the Internal Revenue Code of 1986, as amended. In the event of any future amendments to the Code involving the renumbering of Code sections, the Board of Directors may, in its sole discretion, determine that any reference to a Code section herein shall mean the successor Code section pursuant to such amendment.

(e) “Constructive Ownership” shall mean ownership of Capital Stock by a Person who would be treated as an owner of such Capital Stock, either directly or constructively, through the application of Section 318 of the Code, as modified by Section 856(d)(5) of the Code. The terms “Constructive Owner’, “Constructively Owns” and “Constructively Owned” shall have the correlative meanings.

(f) “Existing Holder” shall mean any of The Regency Group, Inc., MEP, Ltd., and The Regency Group II, Ltd. (and any Person who is a Beneficial Owner of Capital Stock as a result of attribution of the Beneficial Ownership from any of the Persons previously identified) who at the opening of business on the date after the Initial Public Offering was the Beneficial Owner of Capital Stock in excess of the Ownership Limit; and any Person who Acquires Beneficial Ownership from another Existing Holder, except by Acquisition on the open market, so long as, but only so long as, such Person Beneficially Owns Capital Stock in excess of the Ownership Limit.

(g) “Existing Holder Limit” for an Existing Holder shall mean, initially, the percentage by value of the outstanding Capital Stock Beneficially Owned by such Existing Holder at the opening of business on the date after the Initial Public Offering, and after any adjustment pursuant to Section 5.8 hereof, shall mean such percentage of the outstanding Capital Stock as so adjusted; provided, however, that the Existing Holder Limit shall not be a percentage which is less than the Ownership Limit or in excess of 9.8%. Beginning with the date after the Initial Public Offering, the Secretary of the Corporation shall maintain and, upon request, make available to each Existing Holder, a schedule which sets forth the then current Existing Holder Limits for each Existing Holder.

(h) “Initial Public Offering” means the closing of the sale of shares of Common Stock pursuant to the Corporation’s first effective registration statement for such Common Stock filed under the Securities Act of 1933, as amended.

(i) [Intentionally omitted.]

(j) “Ownership Limit” shall initially mean 7% by value of the outstanding Capital Stock of the Corporation, and after any adjustment as set forth in Section 5.9, shall mean such greater percentage (but not greater than 9.8%) by value of the outstanding Capital Stock as so adjusted.

(k) “Person” shall mean an individual, corporation, partnership, estate, trust (including a trust qualified under Section 401(a) or 501(c)(17) of the Code), a portion of a trust permanently set aside for or to be used exclusively for the purposes described in Section 642(c) of the Code, association, private foundation within the meaning of Section 509(a) of the Code, joint stock company or other entity, and also includes a group as that term is used for purposes of Section 13(d)(3) of the Securities Exchange Act of 1934, as amended; but does not include an underwriter retained by the Company which participates in a public offering of the Capital Stock for a period of 90 days following the purchase by such underwriter of the Capital Stock, provided that ownership of Capital Stock by such underwriter would not result in the Corporation being “closely held” within the meaning of Section 856(h) of the Code and would not otherwise result in the Corporation failing to quality as a REIT.

(l) “REIT” shall mean a real estate investment trust under Section 856 of the Code.

(m) “Redemption Price” shall mean the lower of (i) the price paid by the transferee from whom shares are being redeemed and (ii) the average of the last reported sales price, regular way, on the New York Stock Exchange of the relevant class of Capital Stock on the ten trading days immediately preceding the date fixed for redemption by the Board of Directors, or if the relevant class of Capital Stock is not then traded on the New York Stock Exchange, the average of the last reported sales prices, regular way, of such class of Capital Stock (or, if sales prices, regular way, are not reported, the average of the closing bid and asked prices) on the ten trading days immediately preceding the relevant date as reported on any exchange or quotation system over which the Capital Stock may be traded, or if such class of Capital Stock is not then traded over any exchange or quotation system, then the price determined in good faith by the Board of Directors of the Corporation as the fair market value of such class of Capital Stock on the relevant date.

(n) “Related Tenant Owner” shall mean any Constructive Owner who also owns, directly or indirectly, an interest in a Tenant, which interest is equal to or greater than (i) 10% of the combined voting power of all classes of stock of such Tenant, (ii) 10% of the total number of shares of all classes of stock of such Tenant, or (iii) if such Tenant is not a corporation, 10% of the assets or net profits of such Tenant.

(o) “Related Tenant Limit” shall mean 9.8% by value of the outstanding Capital Stock of the Corporation.

(p) “Restriction Termination Date” shall mean the first day after the date of the Initial Public Offering on which the Corporation determines pursuant to Section 5.13 that it is no longer in the best interest of the Corporation to attempt to, or continue to, qualify as a REIT.

(q) [Intentionally omitted.]

(r) [Intentionally omitted.]

(s) [Intentionally omitted.]

(t) [Intentionally omitted.]

(u) “Tenant” shall mean any tenant of (i) the Corporation, (ii) a subsidiary of the Corporation which is deemed to be a “qualified REIT subsidiary” under Section 856(i)(2) of the Code, or (iii) a partnership in which the Corporation or one or more of its qualified REIT subsidiaries is a partner.

(v) “Transfer” shall mean any sale, transfer, gift, assignment, devise, or other disposition of Capital Stock or the right to vote or receive dividends on Capital Stock (including (i) the granting of any option or entering into any agreement for the sale, transfer or other disposition of Capital Stock or the right to vote or receive dividends on the Capital Stock or (ii) the sale, transfer, assignment or other disposition or grant of any securities or rights convertible or exchangeable for Capital Stock), whether voluntarily or involuntarily, whether of record or Beneficially, and whether by operation of law or otherwise; provided, however, that any bona fide pledge of Capital Stock shall not be deemed a Transfer until such time as the pledgee effects an actual change in ownership of the pledged shares of Capital Stock.

        Section 5.2      Restrictions on Transfer. Except as provided in Sections 5.11 and 5.16, during the period commencing at the Initial Public Offering:

(a) No Person (other than an Existing Holder) shall Beneficially Own Capital Stock in excess of the Ownership Limit, and no Existing Holder shall Beneficially Own Capital Stock in excess of the Existing Holder Limit for such Existing Holder.

(b) No Person shall Constructively Own Capital Stock in excess of the Related Tenant Limit for more than thirty (30) days following the date such Person becomes a Related Tenant Owner.

(c) Any Transfer that, if effective, would result in any Person (other than an Existing Holder) Beneficially Owning Capital Stock in excess of the Ownership Limit shall be void abinitio as to the Transfer of such Capital Stock which would be otherwise Beneficially Owned by such Person in excess of the Ownership Limit, and the intended transferee shall Acquire no rights in such Capital Stock.

(d) Any Transfer that, if effective, would result in any Existing Holder Beneficially Owning Capital Stock in excess of the applicable Existing Holder Limit shall be void abinitio as to the Transfer of such Capital Stock which would be otherwise Beneficially Owned by such Existing Holder in excess of the applicable Existing Holder Limit, and such Existing Holder shall Acquire no rights in such Capital Stock.

(e) [Intentionally omitted.]

(f) Any Transfer that, if effective, would result in any Related Tenant Owner Constructively Owning Capital Stock in excess of the Related Tenant Limit shall be void abinitio as to the Transfer of such Capital Stock which would be otherwise Constructively Owned by such Related Tenant Owner in excess of the Related Tenant Limit, and the intended transferee shall Acquire no rights in such Capital Stock.

(g) Any Transfer that, if effective, would result in the Capital Stock being beneficially owned by less than 100 Persons (within the meaning of Section 856(a)(5) of the Code) shall be void ab initio as to the Transfer of such Capital Stock which would be otherwise beneficially owned by the transferee, and the intended transferee shall Acquire no rights in such Capital Stock.

(h) Any Transfer that, if effective, would result in the Corporation being “closely held” within the meaning of Section 856(h) of the Code shall be void abinitio as to the portion of any Transfer of the Capital Stock which would cause the Corporation to be “closely held” within the meaning of Section 856(h) of the Code, and the intended transferee shall Acquire no rights in such Capital Stock.

(i) Any other Transfer that, if effective, would result in the disqualification of the Corporation as a REIT by virtue of actual, Beneficial or Constructive Ownership of Capital Stock shall be void abinitio as to such portion of the Transfer resulting in the disqualification, and the intended transferee shall Acquire no rights in such Capital Stock.

        Section 5.3      Remedies for Breach.

(a) If the Board of Directors or a committee thereof shall at any time determine in good faith that a Transfer has taken place that falls within the scope of Section 5.2 or that a Person intends to Acquire Beneficial Ownership of any shares of the Corporation that would result in a violation of Section 5.2 (whether or not such violation is intended), the Board of Directors or a committee thereof shall take such action as it or they deem advisable to refuse to give effect to or to prevent such Transfer, including, but not limited to, refusing to give effect to such Transfer on the books of the Corporation or instituting proceedings to enjoin such Transfer, subject, however, in all cases to the provisions of Section 5.16.

(b) Without limitation to Section 5.2 and Section 5.3(a), any purported transferee of shares Acquired in violation of Section 5.2 and any Person retaining shares in violation of Section 5.2(b) shall be deemed to have acted as agent on behalf of the Corporation in holding those shares acquired or retained in violation of Section 5.2 and shall be deemed to hold such shares in trust on behalf of and for the benefit of the Corporation. Such shares shall be deemed a separate class of stock until such time as the shares are sold or redeemed as provided in Section 5.3(c). The holder shall have no right to receive dividends or other distributions with respect to such shares, and shall have no right to vote such shares. Such holder shall have no claim, cause of action or any other recourse whatsoever against any transferor of shares Acquired in violation of Section 5.2. The holder’s sole right with respect to such shares shall be to receive, at the Corporation’s sole and absolute discretion, either (i) consideration for such shares upon the resale of the shares as directed by the Corporation pursuant to Section 5.3(c) or (ii) the Redemption Price pursuant to Section 5.3(c). Any distribution by the Corporation in respect of such shares Acquired or retained in violation of Section 5.2 shall be repaid to the Corporation upon demand.

(c) The Board of Directors shall, within six months after receiving notice of a Transfer or Acquisition that violates Section 5.2 or a retention of shares in violation of Section 5.2(b), either (in its sole and absolute discretion, subject to the requirements of Florida law applicable to redemption) (i) direct the holder of such shares to sell all shares held in trust for the Corporation pursuant to Section 5.3(b) for cash in such manner as the Board of Directors directs or (ii) redeem such shares for the Redemption Price in cash on such date within such six month period as the Board of Directors may determine. If the Board of Directors directs the holder to sell the shares, the holder shall receive such proceeds as the trustee for the Corporation and pay the Corporation out of the proceeds of such sale (i) all expenses incurred by the Corporation in connection with such sale, plus (ii) any remaining amount of such proceeds that exceeds the amount paid by the holder for the shares, and the holder shall be entitled to retain only the amount of such proceeds in excess of the amount required to be paid to the Corporation.

        Section 5.4      Notice of Restricted Transfer. Any Person who Acquires, attempts or intends to Acquire, or retains shares in violation of Section 5.2 shall immediately give written notice to the Corporation of such event and shall provide to the Corporation such other information as the Corporation may request in order to determine the effect, if any, of such Transfer, attempted or intended Transfer, or retention, on the Corporation’s status as a REIT.

        Section 5.5      Owners Required to Provide Information. From the date of the Initial Public Offering and prior to the Restriction Termination Date:

(a) Every shareholder of record of more than 5% by value (or such lower percentage as required by the Code or the regulations promulgated thereunder) of the outstanding Capital Stock of the Corporation shall, within 30 days after December 31 of each year, give written notice to the Corporation stating the name and address of such record shareholder, the number and class of shares of Capital Stock Beneficially Owned by it, and a description of how such shares are held; provided that a shareholder of record who holds outstanding Capital Stock of the Corporation as nominee for another Person, which Person is required to include in its gross income the dividends received on such Capital Stock (an “Actual Owner”), shall give written notice to the Corporation stating the name and address of such Actual Owner and the number and class of shares of such Actual Owner with respect to which the shareholder of record is nominee. Each such shareholder of record shall provide to the Corporation such additional information as the Corporation may request in order to determine the effect, if any, of such Beneficial Ownership on the Corporation’s status as a REIT.

(b) Every Actual Owner of more than 5% by value (or such lower percentage as required by the Code or Regulations promulgated thereunder) of the outstanding Capital Stock of the Corporation who is not a shareholder of record of the Corporation, shall within 30 days after December 31 of each year, give written notice to the Corporation stating the name and address of such Actual Owner, the number and class of shares Beneficially Owned, and a description of how such shares are held.

(c) Each Person who is a Beneficial Owner of Capital Stock and each Person (including the shareholder of record) who is holding Capital Stock for a Beneficial Owner shall provide to the Corporation such information as the Corporation may request, in good faith, in order to determine the Corporation’s status as a REIT.

(d) Nothing in this Section 5.5 or any request pursuant hereto shall be deemed to waive any limitation in Section 5.2.

        Section 5.6      Remedies Not Limited. Except as provided in Section 5.15, nothing contained in this Article shall limit the authority of the Board of Directors to take such other action as it deems necessary or advisable to protect the Corporation and the interests of its shareholders in preserving the Corporation’s status as a REIT.

        Section 5.7      Ambiguity. In the case of an ambiguity in the application of any of the provisions of this ARTICLE 5, including without limitation any definition contained in Section 5.1 and any determination of Beneficial Ownership, the Board of Directors in its sole discretion shall have the power to determine the application of the provisions of this ARTICLE 5 with respect to any situation based on the facts known to it.

        Section 5.8      Modification of Existing Holder Limits. Subject to the provisions of Section 5.10, the Existing Holder Limits may or shall, as provided below, be modified as follows:

(a) Any Existing Holder may Transfer Capital Stock to another Person, and, so long as such Transfer is not on the open market, any such Transfer will decrease the Existing Holder Limit for such transferor (but not below the Ownership Limit) and increase the Existing Holder Limit for such transferee by the percentage of the outstanding Capital Stock so transferred. The transferor Existing Holder shall give the Board of Directors of the Corporation prompt written notice of any such transfer. Any Transfer by an Existing Holder on the open market shall neither reduce its Existing Holder Limit nor increase the Ownership Limit or Existing Holder Limit of the transferee.

(b) Any grant of Capital Stock or a stock option pursuant to any benefit plan for directors or employees shall increase the Existing Holder Limit for the affected Existing Holder to the maximum extent possible under Section 5.10 to permit the Beneficial Ownership of the Capital Stock granted or issuable under such employee benefit plan.

(c) The Board of Directors may reduce the Existing Holder Limit of any Existing Holder, with the written consent of such Existing Holder, after any Transfer permitted in this Article 5 by such Existing Holder on the open market.

(d) Any Capital Stock issued to an Existing Holder pursuant to a dividend reinvestment plan adopted by the Corporation shall increase the Existing Holder Limit for the Existing Holder to the maximum extent possible under Section 5.10 to permit the Beneficial Ownership of such Capital Stock.

(e) Any Capital Stock issued to an Existing Holder in exchange for the contribution or sale to the Corporation of real property, including Capital Stock issued pursuant to an “earn-out” provision in connection with any such sale, shall increase the Existing Holder Limit for the Existing Holder to the maximum extent possible under Section 5.10 to permit the Beneficial Ownership of such Capital Stock.

(f) [Intentionally omitted.]

(g) The Board of Directors may reduce the Existing Holder Limit for any Existing Holder after the lapse (without exercise) of an option described in Clause (b) of this Section 5.8 by the percentage of Capital Stock that the option, if exercised, would have represented, but in either case no Existing Holder Limit shall be reduced to a percentage which is less than the Ownership Limit.

        Section 5.9      Modification of Ownership Limit. Subject to the limitations provided in Section 5.10, the Board of Directors may from time to time increase or decrease the Ownership Limit; provided, however, that any decrease may only be made prospectively as to subsequent holders (other than a decrease as a result of a retroactive change in existing law that would require a decrease to retain REIT status, in which case such decrease shall be effective immediately).

        Section 5.10      Limitations on Modifications. Notwithstanding any other provision of this Article 5:

(a) Neither the Ownership Limit nor any Existing Holder Limit may be increased if, after giving effect to such increase, five Persons who are considered individuals pursuant to Section 542(a)(2) of the Code (taking into account all of the then Existing Holders) could Beneficially Own, in the aggregate, more than 49.5% by value of the outstanding Capital Stock.

(b) Prior to the modification of any Existing Holder Limit or Ownership Limit pursuant to Section 5.8 or 5.9, the Board of Directors of the Corporation may require such opinions of counsel, affidavits, undertakings or agreements as it may deem necessary or advisable in order to determine or insure the Corporation’s status as a REIT.

(c) No Existing Holder Limit may be a percentage which is less than the Ownership Limit.

(d) The Ownership Limit may not be increased to a percentage which is greater than 9.8%.

        Section 5.11 Exceptions. The Board of Directors may, upon receipt of either a certified copy of a ruling of the Internal Revenue Service, an opinion of counsel satisfactory to the Board of Directors or such other evidence as the Board of Directors deems appropriate, but shall in no case be required to, exempt a Person (the “Exempted Holder”) from the Ownership Limit, the Existing Holder Limit or the Related Tenant Limit, as the case may be, if the ruling or opinion concludes or the other evidence shows (A) that no Person who is an individual as defined in Section 542(a)(2) of the Code will, as the result of the ownership of the shares by the Exempted Holder, be considered to have Beneficial Ownership of an amount of Capital Stock that will violate the Ownership Limit or the applicable Existing Holder Limit, as the case may be, or (B) in the case of an exception of a Person from the Related Tenant Limit that the exemption from the Related Tenant Limit would not cause the Corporation to fail to qualify as a REIT. The Board of Directors may condition its granting of a waiver on the Exempted Holder’s agreeing to such terms and conditions as the Board of Directors determines to be appropriate in the circumstances.

        Section 5.12      Legend. All certificates representing shares of Capital Stock of the Corporation shall bear a legend referencing the restrictions on ownership and transfer as set forth in these Articles. The form and content of such legend shall be determined by the Board of Directors.

        Section 5.13      Termination of REIT Status. The Board of Directors may revoke the Corporation’s election of REIT status as provided in Section 856(g)(2) of the Code if, in its discretion, the qualification of the Corporation as a REIT is no longer in the best interests of the Corporation. Notwithstanding any such revocation or other termination of REIT status, the provisions of this Article 5 shall remain in effect unless amended pursuant to the provisions of Article 10.

        Section 5.14      Intentionally omitted.

        Section 5.15      Severability. If any provision of this Article or any application of any such provision is determined to be invalid by any federal or state court having jurisdiction over the issues, the validity of the remaining provisions shall not be affected and the application of such provisions shall be affected only to the extent necessary to comply with the determination of such court.

        Section 5.16      New York Stock Exchange Transactions. Nothing in this Article 5 shall preclude the settlement of any transaction entered into through the facilities of the New York Stock Exchange.”

ARTICLE 6

REGISTERED OFFICE AND AGENT

        Section 6.1      Name and Address. The street address of the registered office of the Corporation is One Independent Drive, Suite 1300, Jacksonville, Florida 32202, and the name of the registered agent of this Corporation at that address is F & L Corp.

ARTICLE 7

DIRECTORS

        Section 7.1      Number. The number of directors may be increased or diminished from time to time by the bylaws, but shall never be more than fifteen (15) or less than three (3).

ARTICLE 8

BYLAWS

        Section 8.1      Bylaws. The Bylaws may be amended or repealed from time to time by either the Board of Directors or the shareholders, but the Board of Directors shall not alter, amend or repeal any Bylaw adopted by the shareholders if the shareholders specifically provide that the Bylaw is not subject to amendment or repeal by the Board of Directors.

ARTICLE 9

INDEMNIFICATION

        Section 9.1      Indemnification. The Board of Directors is hereby specifically authorized to make provision for indemnification of directors, officers, employees and agents to the full extent permitted by law.

ARTICLE 10

AMENDMENT

        Section 10.1      Amendment. The Corporation reserves the right to amend or repeal any provision contained in these Restated Articles of Incorporation, and any right conferred upon the shareholders is subject to this reservation.

        IN WITNESS WHEREOF, the undersigned Senior Vice President of the Corporation has executed these Restated Articles this 7th day of February, 2008.

/s/ J. Christian Leavitt
J. Christian Leavitt, Senior Vice President

ACCEPTANCE BY REGISTERED AGENT

        Having been named to accept service of process for the above-stated corporation, at the place designated in the above Articles of Incorporation, I hereby agree to act in this capacity, and I further agree to comply with the provisions of all statutes relative to the proper and complete performance of my duties. I am familiar with and I accept the obligations of a registered agent.

F & L CORP., Registered Agent
/s/ Charles V. Hedrick
Charles V. Hedrick, Authorized Signatory
Date: February 7, 2008

ADDENDUM 1 TO ARTICLES OF INCORPORATION OF
REGENCY CENTERS CORPORATION
RESTATING THE DESIGNATING THE PREFERENCES, RIGHTS AND
LIMITATIONS OF 500,000 SHARES OF
SERIES D CUMULATIVE REDEEMABLE PREFERRED STOCK
$0.01 Par Value

Original Designation filed in the Office of the Secretary of State of Florida on October 1, 1999 and
amended by amendment filed November 12, 2004.

        Pursuant to Section 607.0602 of the Florida Business Corporation Act (“FBCA”), Regency Realty Corporation, a Florida corporation (the “Corporation”), does hereby certify that:

        FIRST:    Pursuant to the authority expressly vested in the Board of Directors of the Corporation by Section 4.2 of the Amended and Restated Articles of Incorporation of the Corporation (the “Charter”) and Section 607.0602 of the FBCA, the Board of Directors of the Corporation (the “Board of Directors”), by resolutions duly adopted on August 23, 1999 and resolutions duly adopted by a committee of the Board of Directors on September 29, 1999 classified 500,000 shares of the authorized but unissued Preferred Stock par value $.01 per share (“Preferred Stock”) as a separate class of Preferred Stock, authorized the issuance of a maximum of 500,000 shares of such class of Preferred Stock, set certain of the preferences, conversion and other rights, voting powers, restrictions, limitations as to dividends, qualifications, terms and conditions of redemption and other terms and conditions of such class of Preferred Stock, and pursuant to the powers contained in the Bylaws of the Corporation and the FBCA, appointed a committee (the “Committee”) of the Board of Directors and delegated to the Committee, to the fullest extent permitted by the FBCA and the Charter and Bylaws of the Corporation, all powers of the Board of Directors with respect to designating, and setting all other preferences, conversion and other rights, voting powers, restrictions, limitations as to dividends and other distributions, qualifications and terms and conditions of redemption of, such class of Preferred Stock determining the number of shares of such class of Preferred Stock (not in excess of the aforesaid maximum number) to be issued and the consideration and other terms and conditions upon which such shares of such class of Preferred Stock are to be issued. Shareholder approval was not required under the Charter with respect to such designation.

        SECOND:    Pursuant to the authority conferred upon the Committee as aforesaid, the Committee unanimously adopted resolutions designating the aforesaid class of Preferred Stock as the 9.125% Series D Cumulative Redeemable Preferred Stock,” setting the preferences, conversion and other rights, voting powers, restrictions, limitations as to dividends, qualifications, terms and conditions of redemption and other terms and conditions of such 9.125% Series D Cumulative Redeemable Preferred Stock (to the extent not set by the Board of Directors in the resolutions referred to in Article FIRST of these Articles of Amendment) and authorizing the issuance of up to 500,000 shares of 9.125% Series D Cumulative Redeemable Preferred Stock.

        THIRD:    By resolutions adopted on October 27, 2004, prior to the issuance of any of the 9.125% Series D Cumulative Redeemable Preferred Stock, the Board of Directors adopted an amendment to the Designation changing the annual distribution rate to 7.45% and changing all references to 9.125% throughout the Designation to 7.45%.

        FOURTH:    The class of Preferred Stock of the Corporation created by the resolutions duly adopted by the Board of Directors of the Corporation and by the Committee and referred to in Articles FIRST and SECOND of this Restated Designation, and as amended by resolutions adopted by the Board of Directors referred to in Article THIRD, shall have the following designation, number of shares, preferences, conversion and other rights, voting powers, restrictions and limitation as to dividends, qualifications, terms and conditions of redemption and other terms and conditions:

A-1.1

        Section 1.      Designation and Number. A series of Preferred Stock, designated the “7.45%Series D Cumulative Redeemable Preferred Stock” (the “Series D Preferred Stock”) is hereby established. The number of shares of Series D Preferred Stock shall be 500,000.

        Section 2.      Rank. The Series D Preferred Stock will, with respect to distributions and rights upon voluntary or involuntary liquidation, winding-up or dissolution of the Corporation, rank senior to all classes or series of Common Stock (as defined in the Charter) and to all classes or series of equity securities of the Corporation now or hereafter authorized, issued or outstanding, other than any class or series of equity securities of the Corporation expressly designated as ranking on a parity with or senior to the Series D Preferred Stock as to distributions or rights upon voluntary or involuntary liquidation, winding-up or dissolution of the Corporation or both. For purposes of these Articles of Amendment, the term “Parity Preferred Stock” shall be used to refer to any class or series of equity securities of the Corporation now or hereafter authorized, issued or outstanding expressly designated by the Corporation to rank on a parity with Series D Preferred Stock with respect to distributions or rights upon voluntary or involuntary liquidation, winding-up or dissolution of the Corporation or both, as the context may require, whether or not the dividend rates, dividend payment dates or redemption or liquidation prices per share or conversion rights or exchange rights shall be different from those of the Series D Preferred Stock and includes the Series A Cumulative Redeemable Preferred Stock, the Series B Cumulative Redeemable Preferred Stock, the Series C Cumulative Redeemable Preferred Stock, the Series 1 Cumulative Convertible Redeemable Preferred Stock and the Series 2 Cumulative Convertible Redeemable Preferred Stock of the Corporation. The term “equity securities” does not include debt securities, which will rank senior to the Series D Preferred Stock prior to conversion.

        Section 3.      Distributions.

                (a)     Payment of Distributions. Subject to the rights of holders of Parity Preferred Stock as to the payment of distributions and holders of equity securities issued after the date hereof in accordance herewith ranking senior to the Series D Preferred Stock as to payment of distributions, holders of Series D Preferred Stock shall be entitled to receive, when, as and if declared by the Board of Directors of the Corporation, out of funds legally available for the payment of distributions, cumulative cash distributions at the rate per annum of 7.45% of the $100.00 liquidation preference per share of Series D Preferred Stock. Such distributions shall be cumulative, shall accrue from the original date of issuance and will be payable in cash (A) quarterly (such quarterly periods for purposes of payment and accrual will be the quarterly periods ending on the dates specified in this sentence) in arrears, on or before March 31, June 30, September 30 and December 31 of each year commencing on the first of such dates to occur after the original date of issuance and, (B) in the event of a redemption, on the redemption date (each a “Preferred Stock Distribution Payment Date”). The amount of the distribution payable for any period will be computed on the basis of a 360-day year of twelve 30-day months and for any period shorter than a full quarterly period for which distributions are computed, the amount of the distribution payable will be computed on the basis of the ratio of the actual number of days elapsed in such period to ninety (90) days. If any date on which distributions are to be made on the Series D Preferred Stock is not a Business Day (as defined herein), then payment of the distribution to be made on such date will be made on the next succeeding day that is a Business Day (and without any interest or other payment in respect of any such delay) except that, if such Business Day is in the next succeeding calendar year, such payment shall be made on the immediately preceding Business Day, in each case with the same force and effect as if made on such date. Distributions on the Series D Preferred Stock will be made to the holders of record of the Series D Preferred Stock on the relevant record dates to be fixed by the Board of Directors of the Corporation, which record dates shall be not less than 10 days and not more than 30 Business Days prior to the relevant Preferred Stock Distribution Payment Date (each a “Distribution Record Date”). Notwithstanding anything to the contrary set forth herein, each share of Series D Preferred Stock shall also continue to accrue all accrued and unpaid distributions, whether or not declared, up to the exchange date on any Series D Preferred Unit (as defined in the Third Amended and Restated Agreement of Limited Partnership of Regency Centers, L.P., dated as September 1, 1999 as amended by Amendment No. 1 to the Third Amended and Restated Agreement of Limited Partnership of Operating Partnership, dated as of September 3, 1999, Amendment No. 2 to the Third Amended and Restated Agreement of Limited Partnership of Operating Partnership, dated as of September 3, 1999 and that certain Third Amendment to Third Amended and Restated Agreement of Limited Partnership dated as of September 29, 1999 (as amended the “Partnership Agreement”)) validly exchanged into such share of Series D Preferred Stock in accordance with the provisions of such Partnership Agreement.

A-1.2

                The term “Business Day” shall mean each day, other than a Saturday or a Sunday, which is not a day on which banking institutions in New York, New York are authorized or required by law, regulation or executive order to close.

                (b)      Limitation on Distributions. No distribution on the Series D Preferred Stock shall be declared or paid or set apart for payment by the Corporation at such time as the terms and provisions of any agreement of the Corporation (other than any agreement with a holder or affiliate of holder of Capital Stock of the Corporation) relating to its indebtedness, prohibit such declaration, payment or setting apart for payment or provide that such declaration, payment or setting apart for payment would constitute a breach thereof or a default thereunder, or if such declaration, payment or setting apart for payment shall be restricted or prohibited by law. Nothing in this Section 3(b) shall be deemed to modify or in any manner limit the provisions of Section 3(c) and 3(d).

                (c)      Distributions Cumulative. Distributions on the Series D Preferred Stock will accrue whether or not the terms and provisions of any agreement of the Corporation, including any agreement relating to its indebtedness at any time prohibit the current payment of distributions, whether or not the Corporation has earnings, whether or not there are funds legally available for the payment of such distributions and whether or not such distributions are authorized or declared. Accrued but unpaid distributions on the Series D Preferred Stock will accumulate as of the Preferred Stock Distribution Payment Date on which they first become payable. Distributions on account of arrears for any past distribution periods may be declared and paid at any time, without reference to a regular Preferred Stock Distribution Payment Date to holders of record of the Series D Preferred Stock on the record date fixed by the Board of Directors which date shall be not less than 10 days and not more than 30 Business Days prior to the payment date. Accumulated and unpaid distributions will not bear interest.

                (d)      Priority as to Distributions.

(i) So long as any Series D Preferred Stock is outstanding, no distribution of cash or other property shall be authorized, declared, paid or set apart for payment on or with respect to any class or series of Common Stock or any class or series of other stock of the Corporation ranking junior to the Series D Preferred Stock as to the payment of distributions (such Common Stock or other junior stock, collectively, “Junior Stock”), nor shall any cash or other property be set aside for or applied to the purchase, redemption or other acquisition for consideration of any Series D Preferred Stock, any Parity Preferred Stock with respect to distributions or any Junior Stock, unless, in each case, all distributions accumulated on all Series D Preferred Stock and all classes and series of outstanding Parity Preferred Stock with respect to distributions have been paid in full. Without limiting Section 6(b) hereof, the foregoing sentence will not prohibit (i) distributions payable solely in shares of Junior Stock, (ii) the conversion of Junior Stock or Parity Preferred Stock into Junior Stock, and (iii) purchases by the Corporation of such Series D Preferred Stock or Parity Preferred Stock or Junior Stock pursuant to Article 5 of the Charter to the extent required to preserve the Corporation’s status as a real estate investment trust.

A-1.3

(ii) So long as distributions have not been paid in full (or a sum sufficient for such full payment is not irrevocably deposited in trust for payment) upon the Series D Preferred Stock, all distributions authorized and declared on the Series D Preferred Stock and all classes or series of outstanding Parity Preferred Stock with respect to distributions shall be authorized and declared so that the amount of distributions authorized and declared per share of Series D Preferred Stock and such other classes or series of Parity Preferred Stock shall in all cases bear to each other the same ratio that accrued distributions per share on the Series D Preferred Stock and such other classes or series of Parity Preferred Stock (which shall not include any accumulation in respect of unpaid distributions for prior distribution periods if such class or series of Parity Preferred Stock do not have cumulative distribution rights) bear to each other.

                (e)      No Further Rights. Holders of Series D Preferred Stock shall not be entitled to any distributions, whether payable in cash, other property or otherwise, in excess of the full cumulative distributions described herein.

        Section 4.      Liquidation Preference.

                (a)     Payment of Liquidating Distributions. Subject to the rights of holders of Parity Preferred Stock with respect to rights upon any voluntary or involuntary liquidation, dissolution or winding-up of the Corporation and subject to equity securities ranking senior to the Series D Preferred Stock with respect to rights upon any voluntary or involuntary liquidation, dissolution or winding-up of the Corporation, the holders of Series D Preferred Stock shall be entitled to receive out of the assets of the Corporation legally available for distribution or the proceeds thereof, after payment or provision for debts and other liabilities of the Corporation, but before any payment or distributions of the assets shall be made to holders of Common Stock or any other class or series of shares of the Corporation that ranks junior to the Series D Preferred Stock as to rights upon liquidation, dissolution or winding-up of the Corporation, an amount equal to the sum of (i) a liquidation preference of $100 per share of Series D Preferred Stock, and (ii) an amount equal to any accumulated and unpaid distributions thereon, whether or not declared, to the date of payment. In the event that, upon such voluntary or involuntary liquidation, dissolution or winding-up, there are insufficient assets to permit full payment of liquidating distributions to the holders of Series D Preferred Stock and any Parity Preferred Stock as to rights upon liquidation, dissolution or winding-up of the Corporation, all payments of liquidating distributions on the Series D Preferred Stock and such Parity Preferred Stock shall be made so that the payments on the Series D Preferred Stock and such Parity Preferred Stock shall in all cases bear to each other the same ratio that the respective rights of the Series D Preferred Stock and such other Parity Preferred Stock (which shall not include any accumulation in respect of unpaid distributions for prior distribution periods if such Parity Preferred Stock do not have cumulative distribution rights) upon liquidation, dissolution or winding-up of the Corporation bear to each other.

                (b)     Notice. Written notice of any such voluntary or involuntary liquidation, dissolution or winding-up of the Corporation, stating the payment date or dates when, and the place or places where, the amounts distributable in such circumstances shall be payable, shall be given by (i) fax and (ii) by first class mail, postage pre-paid, not less than 30 and not more than 60 days prior to the payment date stated therein, to each record holder of the Series D Preferred Stock at the respective addresses of such holders as the same shall appear on the share transfer records of the Corporation.

A-1.4

                (c)     No Further Rights. After payment of the full amount of the liquidating distributions to which they are entitled, the holders of Series D Preferred Stock will have no right or claim to any of the remaining assets of the Corporation.

                (d)     Consolidation, Merger or Certain Other Transactions. The voluntary sale, conveyance, lease, exchange or transfer (for cash, shares of stock, securities or other consideration) of all or substantially all of the property or assets of the Corporation to, or the consolidation or merger or other business combination of the Corporation with or into, any corporation, trust or other entity (or of any corporation, trust or other entity with or into the Corporation) shall not be deemed to constitute a liquidation, dissolution or winding-up of the Corporation.

                (e)     Permissible Distributions. In determining whether a distribution (other than upon voluntary liquidation) by dividend, redemption or other acquisition of shares of stock of the Corporation or otherwise is permitted under the FBCA, no effect shall be given to amounts that would be needed, if the Corporation were to be dissolved at the time of the distribution, to satisfy the preferential rights upon dissolution of holders of shares of stock of the Corporation whose preferential rights upon dissolution are superior to those receiving the distribution.

        Section 5.      Optional Redemption.

                (a)      Right of Optional Redemption. The Series D Preferred Stock may not be redeemed prior to September 29, 2004. On or after such date, the Corporation shall have the right to redeem the Series D Preferred Stock, in whole or in part, at any time or from time to time, upon not less than 30 nor more than 60 days’ written notice, at a redemption price, payable in cash, equal to $100 per share of Series D Preferred Stock plus accumulated and unpaid distributions, whether or nor declared, to the date of redemption. If fewer than all of the outstanding shares of Series D Preferred Stock are to be redeemed, the shares of Series D Preferred Stock to be redeemed shall be selected pro rata (as nearly as practicable without creating fractional units).

                (b)      Limitation on Redemption.

(i) The redemption price of the Series D Preferred Stock (other than the portion thereof consisting of accumulated but unpaid distributions) will be payable solely out of sale proceeds of capital stock of the Corporation and from no other source. For purposes of the preceding sentence, “capital stock” means any equity securities (including Common Stock and Preferred Stock), shares, participation or other ownership interests (however designated) and any rights (other than debt securities convertible into or exchangeable for equity securities) or options to purchase any of the foregoing.

(ii) The Corporation may not redeem fewer than all of the outstanding shares of Series D Preferred Stock unless all accumulated and unpaid distributions have been paid on all Series D Preferred Stock for all quarterly distribution periods terminating on or prior to the date of redemption.

A-1.5

                (c)      Procedures for Redemption.

(i) Notice of redemption will be (i) faxed, and (ii) mailed by the Corporation, postage prepaid, not less than 30 nor more than 60 days prior to the redemption date, addressed to the respective holders of record of the Series D Preferred Stock to be redeemed at their respective addresses as they appear on the transfer records of the Corporation. No failure to give or defect in such notice shall affect the validity of the proceedings for the redemption of any Series D Preferred Stock except as to the holder to whom such notice was defective or not given. In addition to any information required by law or by the applicable rules of any exchange upon which the Series D Preferred Stock may be listed or admitted to trading, each such notice shall state: (i) the redemption date, (ii) the redemption price, (iii) the number of shares of Series D Preferred Stock to be redeemed, (iv) the place or places where such shares of Series D Preferred Stock are to be surrendered for payment of the redemption price, (v) that distributions on the Series D Preferred Stock to be redeemed will cease to accumulate on such redemption date and (vi) that payment of the redemption price and any accumulated and unpaid distributions will be made upon presentation and surrender of such Series D Preferred Stock. If fewer than all of the shares of Series D Preferred Stock held by any holder are to be redeemed, the notice mailed to such holder shall also specify the number of shares of Series D Preferred Stock held by such holder to be redeemed.

                (ii)      If the Corporation gives a notice of redemption in respect of Series D Preferred Stock (which notice will be irrevocable) then, by 12:00 noon, New York City time, on the redemption date, the Corporation will deposit irrevocably in trust for the benefit of the Series D Preferred Stock being redeemed funds sufficient to pay the applicable redemption price, plus any accumulated and unpaid distributions, whether or not declared, if any, on such shares to the date fixed for redemption, without interest, and will give irrevocable instructions and authority to pay such redemption price and any accumulated and unpaid distributions, if any, on such shares to the holders of the Series D Preferred Stock upon surrender of the certificate evidencing the Series D Preferred Stock by such holders at the place designated in the notice of redemption. If fewer than all Series D Preferred Stock evidenced by any certificate is being redeemed, a new certificate shall be issued upon surrender of the certificate evidencing all Series D Preferred Stock, evidencing the unredeemed Series D Preferred Stock without cost to the holder thereof. On and after the date of redemption, distributions will cease to accumulate on the Series D Preferred Stock or portions thereof called for redemption, unless the Corporation defaults in the payment thereof. If any date fixed for redemption of Series D Preferred Stock is not a Business Day, then payment of the redemption price payable on such date will be made on the next succeeding day that is a Business Bay (and without any interest or other payment in respect of any such delay) except that, if such Business Day falls in the next calendar year, such payment will be made on the immediately preceding Business Day, in each case with the same force and effect as if made on such date fixed for redemption. If payment of the redemption price or any accumulated or unpaid distributions in respect of the Series D Preferred Stock is improperly withheld or refused and not paid by the Corporation, distributions on such Series D Preferred Stock will continue to accumulate from the original redemption date to the date of payment, in which case the actual payment date will be considered the date fixed for redemption for purposes of calculating the applicable redemption price and any accumulated and unpaid distributions.

                (d)      Status of Redeemed Stock. Any Series D Preferred Stock that shall at any time have been redeemed shall after such redemption, have the status of authorized but unissued Preferred Stock, without designation as to class or series until such shares are once more designated as part of a particular class or series by the Board of Directors.

A-1.6

        Section 6.       Voting Rights.

                (a)      General. Holders of the Series D Preferred Stock will not have any voting rights, except as set forth below.

                (b)      Right to Elect Directors.

(i) If at any time distributions shall be in arrears (which means that, as to any such quarterly distributions, the same have not been paid in full) with respect to six (6) prior quarterly distribution periods (including quarterly periods on the Series D Preferred Units prior to the exchange into Series D Preferred Stock), whether or not consecutive, and shall not have been paid in full (a “Preferred Distribution Default”), the authorized number of members of the Board of Directors shall automatically be increased by two and the holders of record of such Series D Preferred Stock, voting together as a single class with the holders of each class or series of Parity Securities (as defined below), will be entitled to fill the vacancies so created by electing two additional directors to serve on the Corporation’s Board of Directors (the “Preferred Stock Directors”) at a special meeting called in accordance with Section 6(b)(ii) or at the next annual meeting of stockholders, and at each subsequent annual meeting of stockholders or special meeting held in place thereof, until all such distributions in arrears and distributions for the current quarterly period on the Series D Preferred Stock and each such class or series of Parity Securities have been paid in full.

(ii) At any time when such voting rights shall have vested, a proper officer of the Corporation shall call or cause to be called, upon written request of holders of record of at least 10% of the outstanding shares of Series D Preferred Stock, a special meeting of the holders of Series D Preferred Stock and all the series of Parity Preferred Stock which are (i) on parity with the Series D Preferred Stock both as to distributions and rights upon liquidation, dissolution and winding up, (ii) with respect to Parity Preferred Stock outstanding as a result of an acquisition of another corporation, on parity with the Series D Preferred Stock as to distributions only or with respect to distributions and rights upon liquidation, dissolution or winding up or (iii) on parity with the Series D Preferred Stock as to distributions, but junior as to rights upon liquidation, dissolution and winding up, but if any such Parity Preferred Stock referred to in this clause (iii) was issued for an amount less than its liquidation preference, the holders thereof shall be entitled to one vote for each $25.00 of issuance price, in lieu of one vote for each $25.00 of liquidation preference, and upon which like voting rights have been conferred and are exercisable (collectively, the “Parity Securities”) by mailing or causing to be mailed to such holders a notice of such special meeting to be held not less than ten and not more than 45 days after the date such notice is given. The record date for determining holders of the Parity Securities entitled to notice of and to vote at such special meeting will be the close of business on the third Business Day preceding the day on which such notice is mailed. At any annual or special meeting at which Parity Securities are entitled to vote, all of the holders of the Parity Securities, by plurality vote, voting together as a single class without regard to series will be entitled to elect two directors on the basis of one vote per $25.00 of liquidation preference to which such Parity Securities are entitled by their terms (excluding amounts in respect of accumulated and unpaid dividends) and not cumulatively. The holder or holders of the Parity Securities representing one-third of the total voting power of the Parity Securities then outstanding, present in person or by proxy, will constitute a quorum for the election of the Preferred Stock Directors except as otherwise provided by law. Notice of all meetings at which holders of the Series D Preferred Stock shall be entitled to vote will be given to such holders at their addresses as they appear in the transfer records. At any such meeting or adjournment thereof in the absence of a quorum, subject to the provisions of any applicable law, the holders of the Parity Securities representing a majority of the voting power of the Parity Securities present in person or by proxy shall have the power to adjourn the meeting for the election of the Preferred Stock Directors, without notice other than an announcement at the meeting, until a quorum is present. If a Preferred Distribution Default shall terminate after the notice of an annual or special meeting has been given but before such meeting has been held, the Corporation shall, as soon as practicable after such termination, mail or cause to be mailed notice of such termination to holders of the Series D Preferred Stock that would have been entitled to vote at such meeting.

A-1.7

(iii) If and when all accumulated distributions and the distribution for the current distribution period on the Series D Preferred Stock shall have been paid in full or a sum sufficient for such payment is irrevocably deposited in trust for payment, the holders of the Series D Preferred Stock shall be divested of the voting rights set forth in Section 6(b) herein (subject to revesting in the event of each and every Preferred Distribution Default) and, if all distributions in arrears and the distributions for the current distribution period have been paid in full or set aside for payment in full on all other classes or series of Parity Securities upon which like voting rights have been conferred and are exercisable, the term and office of each Preferred Stock Director so elected shall terminate. Any Preferred Stock Director may be removed at any time with or without cause by the vote of, and shall not be removed otherwise than by the vote of, the holders of record of a majority of the outstanding Series D Preferred Stock when they have the voting rights set forth in Section 6(b) (voting separately as a single class with all other classes or series of Parity Preferred Stock upon which like voting rights have been conferred and are exercisable). So long as a Preferred Distribution Default shall continue, any vacancy in the office of a Preferred Stock Director may be filled by written consent of the Preferred Stock Director remaining in office, or if none remains in office, by a vote of the holders of record of a majority of the outstanding Series D Preferred Stock when they have the voting rights set forth in Section 6(b) (voting separately as a single class with all other classes or series of Parity Securities upon which like voting rights have been conferred and are exercisable). The Preferred Stock Directors shall each be entitled to one vote per director on any matter.

                (c)      Certain Voting Rights. So long as any Series D Preferred Stock remains outstanding, the Corporation shall not, without the affirmative vote of the holders of at least two-thirds of the Series D Preferred Stock and the Series D Preferred Units outstanding at such time and not previously surrendered in exchange for Series D Preferred Stock together, if applicable, voting as a single class based on the number of shares into which such Series D Preferred Units are then convertible (collectively, the “Series D Voting Securities”) (i) designate or create, or increase the authorized or issued amount of, any class or series of shares ranking senior to the Series D Preferred Stock with respect to payment of distributions or rights upon liquidation, dissolution or winding-up or reclassify any authorized shares of the Corporation into any such shares, or create, authorize or issue any obligations or securities convertible into or evidencing the right to purchase any such shares, (ii) designate or create, or increase the authorized or issued amount of, any Parity Preferred Stock or reclassify any authorized shares of the Corporation into any such shares, or create, authorize or issue any obligations or securities convertible into or evidencing the right to purchase any such shares, but only to the extent such Parity Preferred Stock is issued to an affiliate of the Corporation (other than Security Capital U.S. Realty, Security Capital Holdings, S.A. or their affiliates if issued upon arms-length terms in the good faith determination of the Board of Directors), or (iii) either (A) consolidate, merge into or with, or convey, transfer or lease its assets substantially as an entirety, to any corporation or other entity, or (B) amend, alter or repeal the provisions of the Corporation’s Charter (including these Articles of Amendment) or By-laws, whether by merger, consolidation or otherwise, in each case that would materially and adversely affect the powers, special rights, preferences, privileges or voting power of the Series D Preferred Stock or the holders thereof; provided, however, that with respect to the occurrence of a merger, consolidation or a sale or lease of all of the Corporation’s assets as an entirety, so long as (a) the Corporation is the surviving entity and the Series D Preferred Stock remains outstanding with the terms thereof unchanged, or (b) the resulting, surviving or transferee entity is a corporation organized under the laws of any state and substitutes the Series D Preferred Stock for other preferred stock having substantially the same terms and same rights as the Series D Preferred Stock, including with respect to distributions, voting rights and rights upon liquidation, dissolution or winding-up, then the occurrence of any such event shall not be deemed to materially and adversely affect such rights, privileges or voting powers of the holders of the Series D Preferred Stock and no vote of the Series D Voting Securities shall be required in such case; and provided further that any increase in the amount of authorized Preferred Stock or the creation or issuance of any other class or series of Preferred Stock, or any increase in an amount of authorized shares of each class or series, in each case ranking either (a) junior to the Series D Preferred Stock with respect to payment of distributions or the distribution of assets upon liquidation, dissolution or winding-up, or (b) on a parity with the Series D Preferred Stock with respect to payment of distributions or the distribution of assets upon liquidation, dissolution or winding-up to the extent such Preferred Stock is not issued to a affiliate of the Corporation (other than Security Capital U.S. Realty, Security Capital Holdings, S.A. or their affiliates if issued upon arms-length terms in the good faith determination of the Board of Directors), shall not be deemed to materially and adversely affect such rights, preferences, privileges or voting powers and no vote of the Series D Preferred Stock shall be required in such case.

A-1.8

                (d)      Certain Additional Voting Rights. Notwithstanding anything herein to the contrary, so long as any shares of Series D Preferred Stock remain outstanding, the Corporation shall solicit the affirmative vote of the holders of at least two-thirds (2/3) of the Series D Preferred Stock outstanding at the time, prior to:

(i) electing to consummate any transaction or series of transactions which would result in a Change of Control of the Corporation,

(ii) electing to consummate any transaction or series of transactions which would result in the common shares of the Corporation or any successor entity of the Corporation ceasing to be listed on at least one of the New York Stock Exchange, the American Stock Exchange or the NASDAQ National Market (or, in each case, a successor thereto), or

(iii) electing not to qualify for taxation as a real estate investment trust under Section 856 et seq. of the Internal Revenue Code.

                        For the purposes of this Section 6(d) “Change of Control” shall mean: (x) any sale or other disposition of all or substantially all of the Corporation to an entity that is not an Affiliate (as defined in Rule 12b-2 under the Securities Exchange Act of 1934) of the Corporation; or (y) any consolidation, amalgamation, merger, business combination, share exchange, reorganization or similar transaction involving the Corporation pursuant to which the stockholders of the Corporation immediately prior to the consummation of such transaction will own, directly or indirectly, less than a majority of the equity interest in the entity surviving such transaction; provided, however, a Change of Control shall not include a transaction or series of transactions consummated with the offeror of an unsolicited “hostile” tender offer for control of the Corporation. If the requisite holders of the Series D Preferred Stock fail to approve any of the Corporation’s actions specified in clauses (i), (ii) or (iii) of the first sentence of this Section 6(d) (each a ”Mandatory Redemption Event “) and the Corporation still effectuates such action, then the sole remedy of the holders of Series D Preferred Stock shall be that the Corporation shall immediately redeem all of the Series D Preferred Stock outstanding at a redemption price, payable in cash, equal to $100 per share of Series D Preferred Stock plus accumulative and unpaid distributions, whether or not declared, to the date of such redemption; provided, however, that notwithstanding any provision hereof to the contrary, the actions specified in clause (i) of the first sentence of this Section 6(d) shall not constitute a Mandatory Redemption Event if, on or prior to the date of the consummation of such transaction or transactions, a “nationally recognized statistical rating organization” (as such term is defined for purposes of Rule 436(g)(2) promulgated under the Securities Act of 1933, as amended) shall have affirmed the rating accorded the securities of the Corporation immediately prior to the public announcement of such transaction or transactions, or shall have upgraded such rating (or, if the Corporation is not the surviving entity in such transaction or transactions, affirmed that the rating of the securities of the successor to the Corporation shall be at least equal to the rating accorded the securities of the Corporation immediately prior to the public announcement of such transaction or transactions). The date of such redemption shall be the date of the Mandatory Redemption Event.

A-1.9

        Section 7.      No Conversion Rights. The holders of the Series D Preferred Stock shall not have any rights to convert such shares into shares of any other class or series of stock or into any other securities of, or interest in, the Corporation.

        Section 8.      No Sinking Fund. No sinking fund shall be established for the retirement or redemption of Series D Preferred Stock.

        Section 9.      No Preemptive Rights. No holder of the Series D Preferred Stock of the Corporation shall, as such holder, have any preemptive rights to purchase or subscribe for additional shares of stock of the Corporation or any other security of the Corporation which it may issue or sell.

A-1.10

ADDENDUM 2 TO ARTICLES OF INCORPORATION OF
REGENCY CENTERS CORPORATION
DESIGNATING THE PREFERENCES, RIGHTS AND
LIMITATIONS OF 300,000 SHARES OF
7.45% SERIES 3 CUMULATIVE REDEEMABLE PREFERRED STOCK
$0.01 Par Value

Amended and Restated Designation filed in the office of the Secretary of State of Florida on
December 27, 2007.

        Pursuant to Sections 607.10025, 607.1006 and 607.1007 of the Florida Business Corporation Act (“FBCA”), Regency Centers Corporation, a Florida corporation (the “Corporation”), does hereby certify that:

        FIRST:    Pursuant to the authority expressly vested in the Board of Directors of the Corporation by Section 4.2 of the Amended and Restated Articles of Incorporation of the Corporation (the “Charter”) and Section 607.0602 of the FBCA, the Board of Directors of the Corporation (the “Board of Directors”), by resolutions duly adopted on March 21, 2003 and resolutions duly adopted on March 27, 2003 by a committee appointed by the Board of Directors, classified 300,000 shares of the authorized but unissued Preferred Stock par value $.01 per share (“Preferred Stock”) as a separate series of Preferred Stock, authorized the issuance of a maximum of 300,000 shares of such series of Preferred Stock, set certain of the preferences, voting powers, restrictions, limitations as to dividends, qualifications, terms and conditions of redemption and other terms and conditions of such series of Preferred Stock, and pursuant to the powers contained in the Bylaws of the Corporation and the FBCA, appointed a committee (the “Committee”) and delegated to the Committee, to the fullest extent permitted by the FBCA and the Charter and Bylaws of the Corporation, all powers of the Board of Directors with respect to designating, and setting all other preferences, voting powers, restrictions, limitations as to dividends and other distributions, qualifications and terms and conditions of redemption of, such series of Preferred Stock determining the number of shares of such series of Preferred Stock (not in excess of the aforesaid maximum number) to be issued and the consideration and other terms and conditions upon which such shares of such series of Preferred Stock are to be issued. Shareholder approval was not required under the Charter with respect to such designation.

        SECOND:    Pursuant to the authority conferred upon the Committee as aforesaid, the Committee unanimously adopted resolutions designating the aforesaid series of Preferred Stock as the “7.45% Series 3 Cumulative Redeemable Preferred Stock,” setting the preferences, voting powers, restrictions, limitations as to dividends, qualifications, terms and conditions of redemption and other terms and conditions of such 7.45% Series 3 Cumulative Redeemable Preferred Stock (to the extent not set by the Board of Directors in the resolutions referred to in Article FIRST of these Articles of Amendment) and authorizing the issuance of up to 300,000 shares of 7.45% Series 3 Cumulative Redeemable Preferred Stock.

        THIRD:    Pursuant to Section 6(d)(ii)(y) of the amendment to the Charter initially creating the 7.45% Series 3 Cumulative Redeemable Preferred Stock (the “Original Designation”) and Sections 607.10025, 607.1006 and 607.1007 of the FBCA, by resolutions adopted on October 30, 2007, the Board of Directors has amended and restated the Original Designation (i) to provide for the division on a 10-for-1 basis of each of the 300,000 outstanding shares created by the Original Designation into 3,000,000 shares, with each such share having a liquidation preference and redemption price after such division equal to $25 per share, or 1/10th of the $250 per share established by the Original Designation, and (ii) to eliminate matters of historical interest only, including references to series of Preferred Stock that no longer exist.

A-2.1

        FOURTH:    Shareholder approval of this Amended and Restated Designation of the 7.45% Series 3 Cumulative Redeemable Preferred Stock is not required;

        FIFTH:    This Amended and Restated Designation does not adversely affect the rights or preferences of the holders of outstanding shares of any class or series and do not result in the percentage of authorized shares that remain unissued after the division or combination exceeding the percentage of authorized shares that were unissued before the division or combination.

        SIXTH:    This Amended and Restated Designation shall be effective on January 1, 2008 (the “Effective Date”).

        SEVENTH:    The series of Preferred Stock of the Corporation created by the resolutions duly adopted by the Board of Directors of the Corporation and by the Committee and referred to in Articles FIRST and SECOND of this Amended and Restated Designation, as amended by the Board of Directors of the Corporation as described in Article THIRD hereof, shall have the following designation, number of shares, preferences, voting powers, restrictions and limitation as to dividends, qualifications, terms and conditions of redemption and other terms and conditions:

        Section 1.      Designation and Number. A series of Preferred Stock, designated the “7.45%Series 3 Cumulative Redeemable Preferred Stock” (the “Series 3 Preferred Stock”) is hereby established. The number of shares of Series 3 Preferred Stock shall be 3,000,000. From and after the Effective Date of these Amended and Restated Articles of Incorporation, each share of Series 3 Preferred Stock outstanding prior to the Effective Date (the “Old Series 3 Shares”) shall thereafter represent ten (10) shares of Series 3 Preferred Stock (the “New Series 3 Preferred Shares”), without any action on the part of the holder thereof.

        Section 2.      Rank. The Series 3 Preferred Stock will, with respect to distributions and rights upon voluntary or involuntary liquidation, winding-up or dissolution of the Corporation, rank senior to all classes or series of Common Stock (as defined in the Charter) and to all classes or series of equity securities of the Corporation now or hereafter authorized, issued or outstanding, other than any class or series of equity securities of the Corporation expressly designated as ranking on a parity with or senior to the Series 3 Preferred Stock as to distributions or rights upon voluntary or involuntary liquidation, winding-up or dissolution of the Corporation or both. For purposes of these Articles of Amendment, the term “Parity Preferred Stock” shall be used to refer to any class or series of equity securities of the Corporation now or hereafter authorized, issued or outstanding expressly designated by the Corporation to rank on a parity with Series 3 Preferred Stock with respect to distributions or rights upon voluntary or involuntary liquidation, winding-up or dissolution of the Corporation or both, as the context may require, whether or not the dividend rates, dividend payment dates or redemption or liquidation prices per share shall be different from those of the Series 3 Preferred Stock and includes the 9.125% Series D Cumulative Redeemable Preferred Stock (the “Series D Preferred Stock”), the 7.25% Series 4 Cumulative Redeemable Preferred Stock (the “Series 4 Preferred Stock”) and the 6.70% Series 5 Cumulative Convertible Redeemable Preferred Stock (the “Series 5 Preferred Stock”) of the Corporation. The term “equity securities” does not include debt securities, which will rank senior to the Series 3 Preferred Stock prior to conversion.

A-2.2

        Section 3.      Distributions.

                (a)     Payment of Distributions. Subject to the rights of holders of Parity Preferred Stock as to the payment of distributions and holders of equity securities issued after the date hereof in accordance herewith ranking senior to the Series 3 Preferred Stock as to payment of distributions, holders of Series 3 Preferred Stock shall be entitled to receive, when, as and if declared by the Board of Directors of the Corporation, out of funds legally available for the payment of distributions, cumulative cash distributions at the rate per annum of 7.45% of the $25 liquidation preference per share of Series 3 Preferred Stock. Such distributions shall be cumulative, shall accrue from the original date of issuance and will be payable in cash (A) quarterly (such quarterly periods for purposes of payment and accrual will be the quarterly periods ending on the dates specified in this sentence) in arrears, on or before March 31, June 30, September 30 and December 31 of each year commencing on June 30, 2003 with respect to the Old Series 3 Shares and commencing on March 31, 2008 with respect to the New Series 3 Preferred Shares, and (B) in the event of a redemption, on the redemption date (each a “Preferred Stock Distribution Payment Date”). The amount of the distribution payable for any period will be computed on the basis of a 360-day year of twelve 30-day months and for any period shorter than a full quarterly period for which distributions are computed, the amount of the distribution payable will be computed on the basis of the ratio of the actual number of days elapsed in such period to ninety (90) days. If any date on which distributions are to be made on the Series 3 Preferred Stock is not a Business Day (as defined herein), then payment of the distribution to be made on such date will be made on the next succeeding day that is a Business Day (and without any interest or other payment in respect of any such delay) except that, if such Business Day is in the next succeeding calendar year, such payment shall be made on the immediately preceding Business Day, in each case with the same force and effect as if made on such date. Distributions on the Series 3 Preferred Stock will be made to the holders of record of the Series 3 Preferred Stock on the first day of the month in which the Preferred Stock Distribution Payment Date occurs, or on such other record dates to be fixed by the Board of Directors of the Corporation, which record dates shall be not less than 10 days and not more than 30 Business Days prior to the relevant Preferred Stock Distribution Payment Date (each a “Distribution Record Date “).

                The term “Business Day” shall mean each day, other than a Saturday or a Sunday, which is not a day on which banking institutions in New York, New York are authorized or required by law, regulation or executive order to close.

                (b)      Limitation on Distributions. No distribution on the Series 3 Preferred Stock shall be declared or paid or set apart for payment by the Corporation at such time as the terms and provisions of any agreement of the Corporation relating to its indebtedness, prohibit such declaration, payment or setting apart for payment or provide that such declaration, payment or setting apart for payment would constitute a breach thereof or a default thereunder, or if such declaration, payment or setting apart for payment shall be restricted or prohibited by law. Nothing in this Section 3(b) shall be deemed to modify or in any manner limit the provisions of Section 3(c) and 3(d).

                (c)      Distributions Cumulative. Distributions on the Series 3 Preferred Stock will accrue whether or not the terms and provisions of any agreement of the Corporation, including any agreement relating to its indebtedness at any time prohibit the current payment of distributions, whether or not the Corporation has earnings, whether or not there are funds legally available for the payment of such distributions and whether or not such distributions are authorized or declared. Accrued but unpaid distributions on the Series 3 Preferred Stock will accumulate as of the Preferred Stock Distribution Payment Date on which they first become payable. Distributions on account of arrears for any past distribution periods may be declared and paid at any time, without reference to a regular Preferred Stock Distribution Payment Date to holders of record of the Series 3 Preferred Stock on the record date fixed by the Board of Directors which date shall be not less than 10 days and not more than 30 Business Days prior to the payment date. Accumulated and unpaid distributions will not bear interest.

A-2.3

                (d)      Priority as to Distributions.

(i) So long as any Series 3 Preferred Stock is outstanding, no distribution of cash or other property shall be authorized, declared, paid or set apart for payment on or with respect to any class or series of Common Stock or any class or series of other stock of the Corporation ranking junior to the Series 3 Preferred Stock as to the payment of distributions (such Common Stock or other junior stock, collectively, “Junior Stock”), nor shall any cash or other property be set aside for or applied to the purchase, redemption or other acquisition for consideration of any Series 3 Preferred Stock, any Parity Preferred Stock with respect to distributions or any Junior Stock, unless, in each case, all distributions accumulated on all Series 3 Preferred Stock and all classes and series of outstanding Parity Preferred Stock with respect to distributions have been paid in full. Without limiting Section 6(b) hereof, the foregoing sentence will not prohibit (i) distributions payable solely in shares of Junior Stock, (ii) the conversion of Junior Stock or Parity Preferred Stock into Junior Stock, (iii) purchases by the Corporation of such Series 3 Preferred Stock or Parity Preferred Stock or Junior Stock pursuant to Article 5 of the Charter to the extent required to preserve the Corporation’s status as a real estate investment trust, (iv) purchases or other acquisitions of Junior Stock for purposes of any employee or director incentive or benefit plan of the Corporation or any subsidiary, and (v) purchases or acquisitions of shares of Series 3 Preferred Stock pursuant to a purchase or exchange offer that is made on the same terms to all holders of Series 3 Preferred Stock.

(ii) So long as distributions have not been paid in full (or a sum sufficient for such full payment is not irrevocably deposited in trust for payment) upon the Series 3 Preferred Stock, all distributions authorized and declared on the Series 3 Preferred Stock and all classes or series of outstanding Parity Preferred Stock with respect to distributions shall be authorized and declared so that the amount of distributions authorized and declared per share of Series 3 Preferred Stock and such other classes or series of Parity Preferred Stock shall in all cases bear to each other the same ratio that accrued distributions per share on the Series 3 Preferred Stock and such other classes or series of Parity Preferred Stock (which shall not include any accumulation in respect of unpaid distributions for prior distribution periods if such class or series of Parity Preferred Stock does not have cumulative distribution rights) bear to each other.

                (e)      No Further Rights. Holders of Series 3 Preferred Stock shall not be entitled to any distributions, whether payable in cash, other property or otherwise, in excess of the full cumulative distributions described herein.

        Section 4.      Liquidation Preference.

                (a)     Payment of Liquidating Distributions. Subject to the rights of holders of Parity Preferred Stock with respect to rights upon any voluntary or involuntary liquidation, dissolution or winding-up of the Corporation and subject to equity securities ranking senior to the Series 3 Preferred Stock with respect to rights upon any voluntary or involuntary liquidation, dissolution or winding-up of the Corporation, the holders of Series 3 Preferred Stock shall be entitled to receive out of the assets of the Corporation legally available for distribution or the proceeds thereof, after payment or provision for debts and other liabilities of the Corporation, but before any payment or distributions of the assets shall be made to holders of Common Stock or any other class or series of shares of the Corporation that ranks junior to the Series 3 Preferred Stock as to rights upon liquidation, dissolution or winding-up of the Corporation, an amount equal to the sum of (i) a liquidation preference of $25 per share of Series 3 Preferred Stock, and (ii) an amount equal to any accumulated and unpaid distributions thereon, whether or not declared, to the date of payment. In the event that, upon such voluntary or involuntary liquidation, dissolution or winding-up, there are insufficient assets to permit full payment of liquidating distributions to the holders of Series 3 Preferred Stock and any Parity Preferred Stock as to rights upon liquidation, dissolution or winding-up of the Corporation, all payments of liquidating distributions on the Series 3 Preferred Stock and such Parity Preferred Stock shall be made so that the payments on the Series 3 Preferred Stock and such Parity Preferred Stock shall in all cases bear to each other the same ratio that the respective rights of the Series 3 Preferred Stock and such other Parity Preferred Stock (which shall not include any accumulation in respect of unpaid distributions for prior distribution periods if such Parity Preferred Stock does not have cumulative distribution rights) upon liquidation, dissolution or winding-up of the Corporation bear to each other.

A-2.4

                (b)     Notice. Written notice of any such voluntary or involuntary liquidation, dissolution or winding-up of the Corporation, stating the payment date or dates when, and the place or places where, the amounts distributable in such circumstances shall be payable, shall be given by first class mail, postage pre-paid, not less than 30 and not more than 60 days prior to the payment date stated therein, to each record holder of the Series 3 Preferred Stock at the respective addresses of such holders as the same shall appear on the share transfer records of the Corporation.

                (c)     No Further Rights. After payment of the full amount of the liquidating distributions to which they are entitled, the holders of Series 3 Preferred Stock will have no right or claim to any of the remaining assets of the Corporation.

                (d)     Consolidation, Merger or Certain Other Transactions. The voluntary sale, conveyance, lease, exchange or transfer (for cash, shares of stock, securities or other consideration) of all or substantially all of the property or assets of the Corporation to, or the consolidation or merger or other business combination of the Corporation with or into, any corporation, trust or other entity (or of any corporation, trust or other entity with or into the Corporation) shall not be deemed to constitute a liquidation, dissolution or winding-up of the Corporation.

                (e)     Permissible Distributions. In determining whether a distribution (other than upon voluntary liquidation) by dividend, redemption or other acquisition of shares of stock of the Corporation or otherwise is permitted under the FBCA, no effect shall be given to amounts that would be needed, if the Corporation were to be dissolved at the time of the distribution, to satisfy the preferential rights upon dissolution of holders of shares of stock of the Corporation whose preferential rights upon dissolution are superior to those receiving the distribution.

        Section 5.      Optional Redemption.

                (a)      Right of Optional Redemption. The Series 3 Preferred Stock may not be redeemed prior to April 3, 2008. On or after such date, the Corporation shall have the right to redeem the Series 3 Preferred Stock, in whole or in part, at any time or from time to time, upon not less than 30 nor more than 60 days’ written notice, at a redemption price, payable in cash, equal to $25 per share of Series 3 Preferred Stock plus accumulated and unpaid distributions, whether or nor declared, to the date of redemption. If fewer than all of the outstanding shares of Series 3 Preferred Stock are to be redeemed, the shares of Series 3 Preferred Stock to be redeemed shall be selected pro rata (as nearly as practicable without creating fractional shares).

                (b)      Limitation on Redemption. The Corporation may not redeem fewer than all of the outstanding shares of Series 3 Preferred Stock unless all accumulated and unpaid distributions have been paid on all Series 3 Preferred Stock for all quarterly distribution periods terminating on or prior to the date of redemption; provided, however, that the foregoing shall not prevent the purchase or acquisition of shares of Series 3 Preferred Stock pursuant to a purchase or exchange offer that is made on the same terms to all holders of Series 3 Preferred Stock.

A-2.5

                (c)      Procedures for Redemption.

(i) Notice of redemption will be mailed by the Corporation, postage prepaid, not less than 30 nor more than 60 days prior to the redemption date, addressed to the respective holders of record of the Series 3 Preferred Stock to be redeemed at their respective addresses as they appear on the transfer records of the Corporation. No failure to give or defect in such notice shall affect the validity of the proceedings for the redemption of any Series 3 Preferred Stock except as to the holder to whom such notice was defective or not given. In addition to any information required by law or by the applicable rules of any exchange upon which the Series 3 Preferred Stock may be listed or admitted to trading, each such notice shall state: (i) the redemption date, (ii) the redemption price, (iii) the number of shares of Series 3 Preferred Stock to be redeemed, (iv) the place or places where such shares of Series 3 Preferred Stock are to be surrendered for payment of the redemption price, (v) that distributions on the Series 3 Preferred Stock to be redeemed will cease to accumulate on such redemption date and (vi) that payment of the redemption price and any accumulated and unpaid distributions will be made upon presentation and surrender of such Series 3 Preferred Stock. If fewer than all of the shares of Series 3 Preferred Stock held by any holder are to be redeemed, the notice mailed to such holder shall also specify the number of shares of Series 3 Preferred Stock held by such holder to be redeemed.

(ii) If the Corporation gives a notice of redemption in respect of Series 3 Preferred Stock (which notice will be irrevocable) then, by 12:00 noon, New York City time, on the redemption date, the Corporation will deposit irrevocably in trust for the benefit of the Series 3 Preferred Stock being redeemed funds sufficient to pay the applicable redemption price, plus any accumulated and unpaid distributions, whether or not declared, if any, on such shares to the date fixed for redemption, without interest, and will give irrevocable instructions and authority to pay such redemption price and any accumulated and unpaid distributions, if any, on such shares to the holders of the Series 3 Preferred Stock upon surrender of the certificates evidencing the Series 3 Preferred Stock by such holders at the place designated in the notice of redemption. If fewer than all Series 3 Preferred Stock evidenced by any certificate is being redeemed, a new certificate shall be issued upon surrender of the certificate evidencing all Series 3 Preferred Stock, evidencing the unredeemed Series 3 Preferred Stock, without cost to the holder thereof. On and after the date of redemption, distributions will cease to accumulate on the Series 3 Preferred Stock or portions thereof called for redemption, unless the Corporation defaults in the payment thereof. If any date fixed for redemption of Series 3 Preferred Stock is not a Business Day, then payment of the redemption price payable on such date will be made on the next succeeding day that is a Business Day (and without any interest or other payment in respect of any such delay) except that, if such Business Day falls in the next calendar year, such payment will be made on the immediately preceding Business Day, in each case with the same force and effect as if made on such date fixed for redemption. If payment of the redemption price or any accumulated or unpaid distributions in respect of the Series 3 Preferred Stock is improperly withheld or refused and not paid by the Corporation, distributions on such Series 3 Preferred Stock will continue to accumulate from the original redemption date to the date of payment, in which case the actual payment date will be considered the date fixed for redemption for purposes of calculating the applicable redemption price and any accumulated and unpaid distributions.

A-2.6

                (d)      Status of Redeemed Stock. Any Series 3 Preferred Stock that shall at any time have been redeemed shall after such redemption, have the status of authorized but unissued Preferred Stock, without designation as to class or series until such shares are once more designated as part of a particular class or series by the Board of Directors.

        Section 6.     Voting Rights.

                (a)      General. Holders of the Series 3 Preferred Stock will not have any voting rights, except as set forth below or as required by the FBCA.

                (b)      Voting Power. For purposes of this Section 6, “Parity Voting Securities” means the Series 3 Preferred Stock, the Series 4 Preferred Stock, the Series 5 Preferred Stock, the Series D Preferred Stock and all classes or series of Preferred Stock which are (i) on parity with the Series 3 Preferred Stock as to distributions and/or rights upon liquidation, dissolution or winding up, (ii) upon which like voting rights have been conferred and are exercisable as to the matter in question to be submitted to a vote, and (iii) which would be affected in the same or substantially similar way by such matter. When Parity Voting Securities are entitled to vote on a matter, they shall vote together as a single class without regard to series, and each holder of record of Parity Voting Securities shall be entitled to one vote for each $25.00 liquidation preference (excluding amounts in respect of accumulated and unpaid distributions), except that if any Parity Voting Securities were issued for an amount less than their liquidation preference, the holders thereof shall be entitled to one vote for each $25.00 of issuance price in lieu of one vote for each $25.00 of liquidation preference.

                (c)      Right to Elect Directors.

(i) If at any time distributions shall be in arrears (which means that, as to any such quarterly distributions, the same have not been paid in full) with respect to six (6) prior quarterly distribution periods, whether or not consecutive, and shall not have been paid in full (a “Preferred Distribution Default”), the authorized number of members of the Board of Directors shall automatically be increased by two and the holders of record of Series 3 Preferred Stock, voting together as a single class with the holders of each other class or series of Parity Voting Securities, will be entitled to fill the vacancies so created by electing two additional directors to serve on the Corporation’s Board of Directors (the “Preferred Stock Directors”) at a special meeting called in accordance with Section 6(c)(ii) or at the next annual meeting of stockholders, and at each subsequent annual meeting of stockholders or special meeting held in place thereof, until all such distributions in arrears and distributions for the current quarterly period on the Series 3 Preferred Stock and each such class or series of Parity Voting Securities have been paid in full.

(ii) At any time when such voting rights shall have vested, a proper officer of the Corporation shall call or cause to be called, upon written request of holders of record of at least 10% of the outstanding shares of Series 3 Preferred Stock, a special meeting of the holders of record of Parity Voting Securities by mailing or causing to be mailed to such holders a notice of such special meeting to be held not less than ten and not more than 45 days after the date such notice is given. At any annual or special meeting at which Parity Voting Securities are entitled to vote, all of the holders of the Parity Voting Securities, by a plurality of the votes, and not cumulatively, will be entitled to elect two directors. The holders of the Parity Voting Securities representing the lesser of one-third of the total voting power of the Parity Voting Securities then outstanding, present in person or by proxy or the quorum required for a vote of the holders of Common Stock, will constitute a quorum for the election of the Preferred Stock Directors except as otherwise provided by law. Notice of all meetings at which holders of record of the Series 3 Preferred Stock shall be entitled to vote will be given to such holders at their addresses as they appear in the transfer records. At any such meeting or adjournment thereof in the absence of a quorum, subject to the provisions of any applicable law, the holders of the Parity Voting Securities representing a majority of the voting power of the Parity Voting Securities present in person or by proxy shall have the power to adjourn the meeting for the election of the Preferred Stock Directors, without notice other than an announcement at the meeting, until a quorum is present. If a Preferred Distribution Default shall terminate after the notice of an annual or special meeting has been given but before such meeting has been held, the Corporation shall, as soon as practicable after such termination, mail or cause to be mailed notice of such termination to holders of the Series 3 Preferred Stock that would have been entitled to vote at such meeting.

A-2.7

(iii) If and when all accumulated distributions and the distribution for the current distribution period on the Series 3 Preferred Stock shall have been paid in full or a sum sufficient for such payment is irrevocably deposited in trust for payment, the holders of the Series 3 Preferred Stock shall be divested of the voting rights set forth in Section 6(c) herein (subject to revesting in the event of each and every Preferred Distribution Default) and, if all distributions in arrears and the distributions for the current distribution period have been paid in full or set aside for payment in full on all other classes or series of Parity Voting Securities, the term and office of each Preferred Stock Director so elected shall terminate. Any Preferred Stock Director may be removed at any time with or without cause by the vote of, and shall not be removed otherwise than by the vote of, the holders of record of a majority of the voting power of the Parity Voting Securities. So long as a Preferred Distribution Default shall continue, any vacancy in the office of a Preferred Stock Director may be filled by written consent of the Preferred Stock Director remaining in office, or if none remains in office, by a vote of the holders of record of a majority of the outstanding Series 3 Preferred Stock (voting separately as a single class with all other classes or series of Parity Voting Securities). The Preferred Stock Directors shall each be entitled to one vote per director on any matter.

                (d)      Certain Voting Rights. In addition to any other vote required by the FBCA, so long as any Series 3 Preferred Stock remains outstanding, the Corporation shall not, without the affirmative vote of the holders of record of at least two-thirds of the voting power entitled to be cast by the holders of Series 3 Preferred Stock and the holders of other Parity Voting Securities upon which like voting rights have been conferred and are exercisable, voting separately as a single class:

(i) amend the Charter to designate or create, or increase the authorized amount of, any class or series of shares ranking senior to the Series 3 Preferred Stock with respect to payment of distributions or rights upon liquidation, dissolution or winding-up (“Senior Shares”) or reclassify any authorized shares of the Corporation into any Senior Shares; provided that no such vote shall be required if:

                                (x)     at or prior to the time any such event is to take place, provision is made for the redemption of all shares of Series 3 Preferred Stock, so long as no portion of the redemption price will be paid from the proceeds from the sale of such Senior Shares; or

                                (y)     the holders of Series 3 Preferred Stock have previously voted pursuant to this Section 6(d) to grant authority to the Board of Directors to create Senior Shares pursuant to Section 607.0602 of the FBCA.

(ii) either (A) consolidate, merge into or with, or convey, transfer or lease its assets substantially as an entirety, to any corporation or other entity, or (B) amend, alter or repeal the provisions of the Corporation’s Charter (including these Articles of Amendment) or By-laws, whether by merger, consolidation or otherwise, in each case in a manner that would materially and adversely affect the powers, special rights, preferences, privileges or voting power of the Series 3 Preferred Stock; provided, however, that:

A-2.8

                                (x)     with respect to the occurrence of a merger, consolidation or a sale or lease of all of the Corporation’s assets as an entirety, so long as (a) the Corporation is the surviving entity and the Series 3 Preferred Stock remains outstanding with the terms thereof unchanged, or (b) the resulting, surviving or transferee entity is a corporation organized under the laws of any state and substitutes for the Series 3 Preferred Stock other preferred stock having substantially the same terms and same rights as the Series 3 Preferred Stock, including with respect to distributions, voting rights and rights upon liquidation, dissolution or winding-up, then the occurrence of any such event shall not be deemed to materially and adversely affect such rights, privileges or voting powers of the holders of the Series 3 Preferred Stock and no vote of the Series 3 Preferred Stock shall be required in such case;

                                (y)     any increase in the amount of authorized Preferred Stock or the creation or issuance of any other class or series of Preferred Stock, or any increase in an amount of authorized shares of each class or series, in each case ranking either (a) junior to the Series 3 Preferred Stock with respect to payment of distributions or the distribution of assets upon liquidation, dissolution or winding-up, or (b) on a parity with the Series 3 Preferred Stock with respect to payment of distributions or the distribution of assets upon liquidation, dissolution or winding-up, shall not be deemed to materially and adversely affect such rights, preferences, privileges or voting powers for purposes of this Section 6(d)(ii)(y); and

                                (z)     if any event in Section 6(d)(ii) would materially and adversely affect the powers, special rights, preferences, privileges or voting power of the Series 3 Preferred Stock that are not enjoyed by some or all of the other classes or series of Parity Voting Securities, the affirmative vote of the holders of record of two-thirds of the voting power entitled to be cast by the holders of all series similarly affected shall be required in lieu of the affirmative vote of the holders of two-thirds of the voting power entitled to be cast by the holders of the Parity Voting Securities.

In addition, so long as any Series 3 Preferred Stock remains outstanding, the Corporation shall not amend the Charter to increase the number of shares of authorized Preferred Stock (unless such shares are junior to the Series 3 Preferred Stock as to distributions and liquidation, dissolution or winding-up) without the affirmative vote of the holders of record of at least a majority of the voting power entitled to be cast by the holders of Series 3 Preferred Stock and the holders of other Parity Voting Securities upon which like voting rights have been conferred and are exercisable, voting separately as single class, but no such vote shall be required for the Board to designate and issue shares of authorized Preferred Stock pursuant to Section 607.0602 of the FBCA.

        Section 7.      No Conversion Rights. The holders of the Series 3 Preferred Stock shall not have any rights to convert such shares into shares of any other class or series of stock or into any other securities of, or interest in, the Corporation.

        Section 8.      No Sinking Fund. No sinking fund shall be established for the retirement or redemption of Series 3 Preferred Stock.

        Section 9.      No Preemptive Rights. No holder of the Series 3 Preferred Stock of the Corporation shall, as such holder, have any preemptive rights to purchase or subscribe for additional shares of stock of the Corporation or any other security of the Corporation which it may issue or sell.

A-2.9

ADDENDUM 3 TO ARTICLES OF INCORPORATION OF
REGENCY CENTERS CORPORATION
DESIGNATING THE PREFERENCES, RIGHTS AND
LIMITATIONS OF 500,000 SHARES OF
7.25% SERIES 4 CUMULATIVE REDEEMABLE PREFERRED STOCK
$0.01 Par Value

Amended and Restated Designation filed in the office of the Secretary of State of Florida on
December 27, 2007.

        Pursuant to Sections 607.10025, 607.1006 and 607.1007 of the Florida Business Corporation Act (“FBCA”), Regency Centers Corporation, a Florida corporation (the “Corporation”), does hereby certify that:

        FIRST:    Pursuant to the authority expressly vested in the Board of Directors of the Corporation by Section 4.2 of the Amended and Restated Articles of Incorporation of the Corporation (the “Charter”) and Section 607.0602 of the FBCA, the Board of Directors of the Corporation (the “Board of Directors”), by resolutions duly adopted on April 28, 2004 and resolutions duly adopted on August 4, 2004 by a committee appointed by the Board of Directors, classified 500,000 shares of the authorized but unissued Preferred Stock par value $.01 per share (“Preferred Stock”) as a separate series of Preferred Stock, authorized the issuance of a maximum of 500,000 shares of such series of Preferred Stock, set certain of the preferences, voting powers, restrictions, limitations as to dividends, qualifications, terms and conditions of redemption and other terms and conditions of such series of Preferred Stock, and pursuant to the powers contained in the Bylaws of the Corporation and the FBCA, appointed a committee (the “Committee”) and delegated to the Committee, to the fullest extent permitted by the FBCA and the Charter and Bylaws of the Corporation, all powers of the Board of Directors with respect to designating, and setting all other preferences, voting powers, restrictions, limitations as to dividends and other distributions, qualifications and terms and conditions of redemption of, such series of Preferred Stock determining the number of shares of such series of Preferred Stock (not in excess of the aforesaid maximum number) to be issued and the consideration and other terms and conditions upon which such shares of such series of Preferred Stock are to be issued. Shareholder approval was not required under the Charter with respect to such designation.

        SECOND:    Pursuant to the authority conferred upon the Committee as aforesaid, the Committee unanimously adopted resolutions designating the aforesaid series of Preferred Stock as the “7.25% Series 4 Cumulative Redeemable Preferred Stock,” setting the preferences, voting powers, restrictions, limitations as to dividends, qualifications, terms and conditions of redemption and other terms and conditions of such 7.25% Series 4 Cumulative Redeemable Preferred Stock (to the extent not set by the Board of Directors in the resolutions referred to in Article FIRST of these Articles of Amendment) and authorizing the issuance of up to 500,000 shares of 7.25% Series 4 Cumulative Redeemable Preferred Stock.

        THIRD:    Pursuant to Section 6(d)(ii)(y) of the amendment to the Charter initially creating the 7.25% Series 4 Cumulative Redeemable Preferred Stock (the “Original Designation”) and Sections 607.10025, 607.1006 and 607.1007 of the FBCA, by resolutions adopted on October 30, 2007, the Board of Directors has amended and restated the Original Designation (i) to provide for the division on a 10-for-1 basis of each of the 500,000 outstanding shares created by the Original Designation into 5,000,000 shares, with each such share having a liquidation preference and redemption price after such division equal to $25 per share, or 1/10th of the $250 per share established by the Original Designation, and (ii) to eliminate matters of historical interest only, including references to series of Preferred Stock that no longer exist.

A-3.1

        FOURTH:    Shareholder approval of this Amended and Restated Designation of the 7.25% Series 4 Cumulative Redeemable Preferred Stock is not required;

        FIFTH:    This Amended and Restated Designation does not adversely affect the rights or preferences of the holders of outstanding shares of any class or series and do not result in the percentage of authorized shares that remain unissued after the division or combination exceeding the percentage of authorized shares that were unissued before the division or combination.

        SIXTH:    This Amended and Restated Designation shall be effective on January 1, 2008 (the “Effective Date”).

        SEVENTH:    The series of Preferred Stock of the Corporation created by the resolutions duly adopted by the Board of Directors of the Corporation and by the Committee and referred to in Articles FIRST and SECOND of this Amended and Restated Designation, as amended by the Board of Directors of the Corporation as described in Article THIRD hereof, shall have the following designation, number of shares, preferences, voting powers, restrictions and limitation as to dividends, qualifications, terms and conditions of redemption and other terms and conditions:

        Section 1.      Designation and Number. A series of Preferred Stock, designated the “7.25%Series 4 Cumulative Redeemable Preferred Stock” (the “Series 4 Preferred Stock”) is hereby established. The number of shares of Series 4 Preferred Stock shall be 5,000,000. From and after the Effective Date of these Amended and Restated Articles of Incorporation, each share of Series 4 Preferred Stock outstanding prior to the Effective Date (the “Old Series 4 Shares”) shall thereafter represent ten (10) shares of Series 4 Preferred Stock (the “New Series 4 Preferred Shares”), without any action on the part of the holder thereof.

        Section 2.      Rank. The Series 4 Preferred Stock will, with respect to distributions and rights upon voluntary or involuntary liquidation, winding-up or dissolution of the Corporation, rank senior to all classes or series of Common Stock (as defined in the Charter) and to all classes or series of equity securities of the Corporation now or hereafter authorized, issued or outstanding, other than any class or series of equity securities of the Corporation expressly designated as ranking on a parity with or senior to the Series 4 Preferred Stock as to distributions or rights upon voluntary or involuntary liquidation, winding-up or dissolution of the Corporation or both. For purposes of these Articles of Amendment, the term “Parity Preferred Stock” shall be used to refer to any class or series of equity securities of the Corporation now or hereafter authorized, issued or outstanding expressly designated by the Corporation to rank on a parity with Series 4 Preferred Stock with respect to distributions or rights upon voluntary or involuntary liquidation, winding-up or dissolution of the Corporation or both, as the context may require, whether or not the dividend rates, dividend payment dates or redemption or liquidation prices per share shall be different from those of the Series 4 Preferred Stock and includes the 9.125% Series D Cumulative Redeemable Preferred Stock (the “Series D Preferred Stock”), the 7.45% Series 3 Cumulative Redeemable Preferred Stock (the “Series 3 Preferred Stock”), and the 6.70% Series 5 Cumulative Convertible Redeemable Preferred Stock (the “Series 5 Preferred Stock”) of the Corporation. The term “equity securities” does not include debt securities, which will rank senior to the Series 4 Preferred Stock prior to conversion.

A-3.2

        Section 3.      Distributions.

                (a)     Payment of Distributions. Subject to the rights of holders of Parity Preferred Stock as to the payment of distributions and holders of equity securities issued after the date hereof in accordance herewith ranking senior to the Series 4 Preferred Stock as to payment of distributions, holders of Series 4 Preferred Stock shall be entitled to receive, when, as and if declared by the Board of Directors of the Corporation, out of funds legally available for the payment of distributions, cumulative cash distributions at the rate per annum of 7.25% of the $25 liquidation preference per share of Series 4 Preferred Stock. Such distributions shall be cumulative, shall accrue from the original date of issuance and will be payable in cash (A) quarterly (such quarterly periods for purposes of payment and accrual will be the quarterly periods ending on the dates specified in this sentence) in arrears, on or before March 31, June 30, September 30 and December 31 of each year commencing on September 30, 2004, with respect to the Old Series 4 Shares and commencing on March 31, 2008 with respect to the New Series 4 Preferred Shares, and (B) in the event of a redemption, on the redemption date (each a “Preferred Stock Distribution Payment Date”). The amount of the distribution payable for any period will be computed on the basis of a 360-day year of twelve 30-day months and for any period shorter than a full quarterly period for which distributions are computed, the amount of the distribution payable will be computed on the basis of the ratio of the actual number of days elapsed in such period to ninety (90) days. If any date on which distributions are to be made on the Series 4 Preferred Stock is not a Business Day (as defined herein), then payment of the distribution to be made on such date will be made on the next succeeding day that is a Business Day (and without any interest or other payment in respect of any such delay) except that, if such Business Day is in the next succeeding calendar year, such payment shall be made on the immediately preceding Business Day, in each case with the same force and effect as if made on such date. Distributions on the Series 4 Preferred Stock will be made to the holders of record of the Series 4 Preferred Stock on the first day of the month in which the Preferred Stock Distribution Payment Date occurs, or on such other record dates to be fixed by the Board of Directors of the Corporation, which record dates shall be not less than 10 days and not more than 30 Business Days prior to the relevant Preferred Stock Distribution Payment Date (each a “Distribution Record Date “).

                The term “Business Day” shall mean each day, other than a Saturday or a Sunday, which is not a day on which banking institutions in New York, New York are authorized or required by law, regulation or executive order to close.

                (b)      Limitation on Distributions. No distribution on the Series 4 Preferred Stock shall be declared or paid or set apart for payment by the Corporation at such time as the terms and provisions of any agreement of the Corporation relating to its indebtedness, prohibit such declaration, payment or setting apart for payment or provide that such declaration, payment or setting apart for payment would constitute a breach thereof or a default thereunder, or if such declaration, payment or setting apart for payment shall be restricted or prohibited by law. Nothing in this ADDENDUM 2Section 3(b) shall be deemed to modify or in any manner limit the provisions of Section 3(c) and 3(d).

                (c)      Distributions Cumulative. Distributions on the Series 4 Preferred Stock will accrue whether or not the terms and provisions of any agreement of the Corporation, including any agreement relating to its indebtedness at any time prohibit the current payment of distributions, whether or not the Corporation has earnings, whether or not there are funds legally available for the payment of such distributions and whether or not such distributions are authorized or declared. Accrued but unpaid distributions on the Series 4 Preferred Stock will accumulate as of the Preferred Stock Distribution Payment Date on which they first become payable. Distributions on account of arrears for any past distribution periods may be declared and paid at any time, without reference to a regular Preferred Stock Distribution Payment Date to holders of record of the Series 4 Preferred Stock on the record date fixed by the Board of Directors which date shall be not less than 10 days and not more than 30 Business Days prior to the payment date. Accumulated and unpaid distributions will not bear interest.

A-3.3

                (d)      Priority as to Distributions.

(i) So long as any Series 4 Preferred Stock is outstanding, no distribution of cash or other property shall be authorized, declared, paid or set apart for payment on or with respect to any class or series of Common Stock or any class or series of other stock of the Corporation ranking junior to the Series 4 Preferred Stock as to the payment of distributions (such Common Stock or other junior stock, collectively, “Junior Stock”), nor shall any cash or other property be set aside for or applied to the purchase, redemption or other acquisition for consideration of any Series 4 Preferred Stock, any Parity Preferred Stock with respect to distributions or any Junior Stock, unless, in each case, all distributions accumulated on all Series 4 Preferred Stock and all classes and series of outstanding Parity Preferred Stock with respect to distributions have been paid in full. Without limiting Section 6(b) hereof, the foregoing sentence will not prohibit (i) distributions payable solely in shares of Junior Stock, (ii) the conversion of Junior Stock or Parity Preferred Stock into Junior Stock, (iii) purchases by the Corporation of such Series 4 Preferred Stock or Parity Preferred Stock or Junior Stock pursuant to Article 5 of the Charter to the extent required to preserve the Corporation’s status as a real estate investment trust, (iv) purchases or other acquisitions of Junior Stock for purposes of any employee or director incentive or benefit plan of the Corporation or any subsidiary, and (v) purchases or acquisitions of shares of Series 4 Preferred Stock pursuant to a purchase or exchange offer that is made on the same terms to all holders of Series 4 Preferred Stock.

(ii) So long as distributions have not been paid in full (or a sum sufficient for such full payment is not irrevocably deposited in trust for payment) upon the Series 4 Preferred Stock, all distributions authorized and declared on the Series 4 Preferred Stock and all classes or series of outstanding Parity Preferred Stock with respect to distributions shall be authorized and declared so that the amount of distributions authorized and declared per share of Series 4 Preferred Stock and such other classes or series of Parity Preferred Stock shall in all cases bear to each other the same ratio that accrued distributions per share on the Series 4 Preferred Stock and such other classes or series of Parity Preferred Stock (which shall not include any accumulation in respect of unpaid distributions for prior distribution periods if such class or series of Parity Preferred Stock does not have cumulative distribution rights) bear to each other.

                (e)      No Further Rights. Holders of Series 4 Preferred Stock shall not be entitled to any distributions, whether payable in cash, other property or otherwise, in excess of the full cumulative distributions described herein.

        Section 4.      Liquidation Preference.

                (a)     Payment of Liquidating Distributions. Subject to the rights of holders of Parity Preferred Stock with respect to rights upon any voluntary or involuntary liquidation, dissolution or winding-up of the Corporation and subject to equity securities ranking senior to the Series 4 Preferred Stock with respect to rights upon any voluntary or involuntary liquidation, dissolution or winding-up of the Corporation, the holders of Series 4 Preferred Stock shall be entitled to receive out of the assets of the Corporation legally available for distribution or the proceeds thereof, after payment or provision for debts and other liabilities of the Corporation, but before any payment or distributions of the assets shall be made to holders of Common Stock or any other class or series of shares of the Corporation that ranks junior to the Series 4 Preferred Stock as to rights upon liquidation, dissolution or winding-up of the Corporation, an amount equal to the sum of (i) a liquidation preference of $25 per share of Series 4 Preferred Stock, and (ii) an amount equal to any accumulated and unpaid distributions thereon, whether or not declared, to the date of payment. In the event that, upon such voluntary or involuntary liquidation, dissolution or winding-up, there are insufficient assets to permit full payment of liquidating distributions to the holders of Series 4 Preferred Stock and any Parity Preferred Stock as to rights upon liquidation, dissolution or winding-up of the Corporation, all payments of liquidating distributions on the Series 4 Preferred Stock and such Parity Preferred Stock shall be made so that the payments on the Series 4 Preferred Stock and such Parity Preferred Stock shall in all cases bear to each other the same ratio that the respective rights of the Series 4 Preferred Stock and such other Parity Preferred Stock (which shall not include any accumulation in respect of unpaid distributions for prior distribution periods if such Parity Preferred Stock does not have cumulative distribution rights) upon liquidation, dissolution or winding-up of the Corporation bear to each other.

A-3.4

                (b)     Notice. Written notice of any such voluntary or involuntary liquidation, dissolution or winding-up of the Corporation, stating the payment date or dates when, and the place or places where, the amounts distributable in such circumstances shall be payable, shall be given by first class mail, postage pre-paid, not less than 30 and not more than 60 days prior to the payment date stated therein, to each record holder of the Series 4 Preferred Stock at the respective addresses of such holders as the same shall appear on the share transfer records of the Corporation.

                (c)     No Further Rights. After payment of the full amount of the liquidating distributions to which they are entitled, the holders of Series 4 Preferred Stock will have no right or claim to any of the remaining assets of the Corporation.

                (d)     Consolidation, Merger or Certain Other Transactions. The voluntary sale, conveyance, lease, exchange or transfer (for cash, shares of stock, securities or other consideration) of all or substantially all of the property or assets of the Corporation to, or the consolidation or merger or other business combination of the Corporation with or into, any corporation, trust or other entity (or of any corporation, trust or other entity with or into the Corporation) shall not be deemed to constitute a liquidation, dissolution or winding-up of the Corporation.

                (e)     Permissible Distributions. In determining whether a distribution (other than upon voluntary liquidation) by dividend, redemption or other acquisition of shares of stock of the Corporation or otherwise is permitted under the FBCA, no effect shall be given to amounts that would be needed, if the Corporation were to be dissolved at the time of the distribution, to satisfy the preferential rights upon dissolution of holders of shares of stock of the Corporation whose preferential rights upon dissolution are superior to those receiving the distribution.

        Section 5.      Optional Redemption.

                (a)      Right of Optional Redemption. The Series 4 Preferred Stock may not be redeemed prior to August 31, 2009. On or after such date, the Corporation shall have the right to redeem the Series 4 Preferred Stock, in whole or in part, at any time or from time to time, upon not less than 30 nor more than 60 days’ written notice, at a redemption price, payable in cash, equal to $25 per share of Series 4 Preferred Stock plus accumulated and unpaid distributions, whether or nor declared, to the date of redemption. If fewer than all of the outstanding shares of Series 4 Preferred Stock are to be redeemed, the shares of Series 4 Preferred Stock to be redeemed shall be selected pro rata (as nearly as practicable without creating fractional shares).

                (b)      Limitation on Redemption. The Corporation may not redeem fewer than all of the outstanding shares of Series 4 Preferred Stock unless all accumulated and unpaid distributions have been paid on all Series 4 Preferred Stock for all quarterly distribution periods terminating on or prior to the date of redemption; provided, however, that the foregoing shall not prevent the purchase or acquisition of shares of Series 4 Preferred Stock pursuant to a purchase or exchange offer that is made on the same terms to all holders of Series 4 Preferred Stock.

A-3.5

                (c)      Procedures for Redemption.

(i) Notice of redemption will be mailed by the Corporation, postage prepaid, not less than 30 nor more than 60 days prior to the redemption date, addressed to the respective holders of record of the Series 4 Preferred Stock to be redeemed at their respective addresses as they appear on the transfer records of the Corporation. No failure to give or defect in such notice shall affect the validity of the proceedings for the redemption of any Series 4 Preferred Stock except as to the holder to whom such notice was defective or not given. In addition to any information required by law or by the applicable rules of any exchange upon which the Series 4 Preferred Stock may be listed or admitted to trading, each such notice shall state: (i) the redemption date, (ii) the redemption price, (iii) the number of shares of Series 4 Preferred Stock to be redeemed, (iv) the place or places where such shares of Series 4 Preferred Stock are to be surrendered for payment of the redemption price, (v) that distributions on the Series 4 Preferred Stock to be redeemed will cease to accumulate on such redemption date and (vi) that payment of the redemption price and any accumulated and unpaid distributions will be made upon presentation and surrender of such Series 4 Preferred Stock. If fewer than all of the shares of Series 4 Preferred Stock held by any holder are to be redeemed, the notice mailed to such holder shall also specify the number of shares of Series 4 Preferred Stock held by such holder to be redeemed.

(ii) If the Corporation gives a notice of redemption in respect of Series 4 Preferred Stock (which notice will be irrevocable) then, by 12:00 noon, New York City time, on the redemption date, the Corporation will deposit irrevocably in trust for the benefit of the Series 4 Preferred Stock being redeemed funds sufficient to pay the applicable redemption price, plus any accumulated and unpaid distributions, whether or not declared, if any, on such shares to the date fixed for redemption, without interest, and will give irrevocable instructions and authority to pay such redemption price and any accumulated and unpaid distributions, if any, on such shares to the holders of the Series 4 Preferred Stock upon surrender of the certificates evidencing the Series 4 Preferred Stock by such holders at the place designated in the notice of redemption. If fewer than all Series 4 Preferred Stock evidenced by any certificate is being redeemed, a new certificate shall be issued upon surrender of the certificate evidencing all Series 4 Preferred Stock, evidencing the unredeemed Series 4 Preferred Stock, without cost to the holder thereof. On and after the date of redemption, distributions will cease to accumulate on the Series 4 Preferred Stock or portions thereof called for redemption, unless the Corporation defaults in the payment thereof. If any date fixed for redemption of Series 4 Preferred Stock is not a Business Day, then payment of the redemption price payable on such date will be made on the next succeeding day that is a Business Day (and without any interest or other payment in respect of any such delay) except that, if such Business Day falls in the next calendar year, such payment will be made on the immediately preceding Business Day, in each case with the same force and effect as if made on such date fixed for redemption. If payment of the redemption price or any accumulated or unpaid distributions in respect of the Series 4 Preferred Stock is improperly withheld or refused and not paid by the Corporation, distributions on such Series 4 Preferred Stock will continue to accumulate from the original redemption date to the date of payment, in which case the actual payment date will be considered the date fixed for redemption for purposes of calculating the applicable redemption price and any accumulated and unpaid distributions.

A-3.6

(iii) Subject to applicable escheat laws, if funds deposited by the Corporation in trust pursuant to Section 5(c)(ii) remain unclaimed by the holders of shares called for redemption, such funds shall be repaid to the Corporation at the end of three years, and thereafter the holder of any such shares shall look only to the general funds of the Corporation for the payment, without interest, of the redemption price.

                (d)     Status of Redeemed Stock. Any Series 4 Preferred Stock that shall at any time have been redeemed shall after such redemption, have the status of authorized but unissued Preferred Stock, without designation as to class or series until such shares are once more designated as part of a particular class or series by the Board of Directors.

        Section 6.      Voting Rights.

                (a)      General. Holders of the Series 4 Preferred Stock will not have any voting rights, except as set forth below or as required by the FBCA.

                (b)      Voting Power. For purposes of this Section 6, “Parity Voting Securities” means the Series 4 Preferred Stock, the Series 3 Preferred Stock, the Series 5 Preferred Stock, the Series D Preferred Stock and all classes or series of Preferred Stock which are (i) on parity with the Series 4 Preferred Stock as to distributions and/or rights upon liquidation, dissolution or winding up, (ii) upon which like voting rights have been conferred and are exercisable as to the matter in question to be submitted to a vote, and (iii) which would be affected in the same or substantially similar way by such matter. When Parity Voting Securities are entitled to vote on a matter, they shall vote together as a single class without regard to series, and each holder of record of Parity Voting Securities shall be entitled to one vote for each $25.00 liquidation preference (excluding amounts in respect of accumulated and unpaid distributions), except that if any Parity Voting Securities were issued for an amount less than their liquidation preference, the holders thereof shall be entitled to one vote for each $25.00 of issuance price in lieu of one vote for each $25.00 of liquidation preference.

                (c)      Right to Elect Directors.

(i) If at any time distributions shall be in arrears (which means that, as to any such quarterly distributions, the same have not been paid in full) with respect to six (6) prior quarterly distribution periods, whether or not consecutive, and shall not have been paid in full (a “Preferred Distribution Default”), the authorized number of members of the Board of Directors shall automatically be increased by two and the holders of record of Series 4 Preferred Stock, voting together as a single class with the holders of each other class or series of Parity Voting Securities, will be entitled to fill the vacancies so created by electing two additional directors to serve on the Corporation’s Board of Directors (the “Preferred Stock Directors”) at a special meeting called in accordance with Section 6(c)(ii) or at the next annual meeting of stockholders, and at each subsequent annual meeting of stockholders or special meeting held in place thereof, until all such distributions in arrears and distributions for the current quarterly period on the Series 4 Preferred Stock and each such class or series of Parity Voting Securities have been paid in full.

(ii) At any time when such voting rights shall have vested, a proper officer of the Corporation shall call or cause to be called, upon written request of holders of record of at least 10% of the outstanding shares of Series 4 Preferred Stock, a special meeting of the holders of record of Parity Voting Securities by mailing or causing to be mailed to such holders a notice of such special meeting to be held not less than ten and not more than 45 days after the date such notice is given. At any annual or special meeting at which Parity Voting Securities are entitled to vote, all of the holders of the Parity Voting Securities, by a plurality of the votes, and not cumulatively, will be entitled to elect two directors. The holders of the Parity Voting Securities representing the lesser of one-third of the total voting power of the Parity Voting Securities then outstanding, present in person or by proxy or the quorum required for a vote of the holders of Common Stock, will constitute a quorum for the election of the Preferred Stock Directors except as otherwise provided by law. Notice of all meetings at which holders of record of the Series 4 Preferred Stock shall be entitled to vote will be given to such holders at their addresses as they appear in the transfer records. At any such meeting or adjournment thereof in the absence of a quorum, subject to the provisions of any applicable law, the holders of the Parity Voting Securities representing a majority of the voting power of the Parity Voting Securities present in person or by proxy shall have the power to adjourn the meeting for the election of the Preferred Stock Directors, without notice other than an announcement at the meeting, until a quorum is present. If a Preferred Distribution Default shall terminate after the notice of an annual or special meeting has been given but before such meeting has been held, the Corporation shall, as soon as practicable after such termination, mail or cause to be mailed notice of such termination to holders of the Series 4 Preferred Stock that would have been entitled to vote at such meeting.

A-3.7

(iii) If and when all accumulated distributions and the distribution for the current distribution period on the Series 4 Preferred Stock shall have been paid in full or a sum sufficient for such payment is irrevocably deposited in trust for payment, the holders of the Series 4 Preferred Stock shall be divested of the voting rights set forth in Section 6(c) herein (subject to revesting in the event of each and every Preferred Distribution Default) and, if all distributions in arrears and the distributions for the current distribution period have been paid in full or set aside for payment in full on all other classes or series of Parity Voting Securities, the term and office of each Preferred Stock Director so elected shall terminate. Any Preferred Stock Director may be removed at any time with or without cause by the vote of, and shall not be removed otherwise than by the vote of, the holders of record of a majority of the voting power of the Parity Voting Securities. So long as a Preferred Distribution Default shall continue, any vacancy in the office of a Preferred Stock Director may be filled by written consent of the Preferred Stock Director remaining in office, or if none remains in office, by a vote of the holders of record of a majority of the outstanding Series 4 Preferred Stock (voting separately as a single class with all other classes or series of Parity Voting Securities). The Preferred Stock Directors shall each be entitled to one vote per director on any matter.

                (d)      Certain Voting Rights. In addition to any other vote required by the FBCA, so long as any Series 4 Preferred Stock remains outstanding, the Corporation shall not, without the affirmative vote of the holders of record of at least two-thirds of the voting power entitled to be cast by the holders of Series 4 Preferred Stock and the holders of other Parity Voting Securities upon which like voting rights have been conferred and are exercisable, voting separately as a single class:

(i) amend the Charter to designate or create, or increase the authorized amount of, any class or series of shares ranking senior to the Series 4 Preferred Stock with respect to payment of distributions or rights upon liquidation, dissolution or winding-up (“Senior Shares”) or reclassify any authorized shares of the Corporation into any Senior Shares; provided that no such vote shall be required if:

                                (x)     at or prior to the time any such event is to take place, provision is made for the redemption of all shares of Series 4 Preferred Stock, so long as no portion of the redemption price will be paid from the proceeds from the sale of such Senior Shares; or

A-3.8

                                (y)     the holders of Series 4 Preferred Stock have previously voted pursuant to this Section 6(d) to grant authority to the Board of Directors to create Senior Shares pursuant to Section 607.0602 of the FBCA.

(ii) either (A) consolidate, merge into or with, or convey, transfer or lease its assets substantially as an entirety, to any corporation or other entity, or (B) amend, alter or repeal the provisions of the Corporation’s Charter (including these Articles of Amendment) or By-laws, whether by merger, consolidation or otherwise, in each case in a manner that would materially and adversely affect the powers, special rights, preferences, privileges or voting power of the Series 4 Preferred Stock; provided, however, that:

                                (x)     with respect to the occurrence of a merger, consolidation or a sale or lease of all of the Corporation’s assets as an entirety, so long as (a) the Corporation is the surviving entity and the Series 4 Preferred Stock remains outstanding with the terms thereof unchanged, or (b) the resulting, surviving or transferee entity is a corporation organized under the laws of any state and substitutes for the Series 4 Preferred Stock other preferred stock having substantially the same terms and same rights as the Series 4 Preferred Stock, including with respect to distributions, voting rights and rights upon liquidation, dissolution or winding-up, then the occurrence of any such event shall not be deemed to materially and adversely affect such rights, privileges or voting powers of the holders of the Series 4 Preferred Stock and no vote of the Series 4 Preferred Stock shall be required in such case;

                                (y)     any increase in the amount of authorized Preferred Stock or the creation or issuance of any other class or series of Preferred Stock, or any increase in an amount of authorized shares of each class or series, in each case ranking either (a) junior to the Series 4 Preferred Stock with respect to payment of distributions or the distribution of assets upon liquidation, dissolution or winding-up, or (b) on a parity with the Series 4 Preferred Stock with respect to payment of distributions or the distribution of assets upon liquidation, dissolution or winding-up, shall not be deemed to materially and adversely affect such rights, preferences, privileges or voting powers for purposes of this Section 6(d)(ii)(y); and

                                (z)     if any event in Section 6(d)(ii)would materially and adversely affect the powers, special rights, preferences, privileges or voting power of the Series 4 Preferred Stock that are not enjoyed by some or all of the other classes or series of Parity Voting Securities, the affirmative vote of the holders of record of two-thirds of the voting power entitled to be cast by the holders of all series similarly affected shall be required in lieu of the affirmative vote of the holders of two-thirds of the voting power entitled to be cast by the holders of the Parity Voting Securities.

In addition, so long as any Series 4 Preferred Stock remains outstanding, the Corporation shall not amend the Charter to increase the number of shares of authorized Preferred Stock (unless such shares are junior to the Series 4 Preferred Stock as to distributions and liquidation, dissolution or winding-up) without the affirmative vote of the holders of record of at least a majority of the voting power entitled to be cast by the holders of Series 4 Preferred Stock and the holders of other Parity Voting Securities upon which like voting rights have been conferred and are exercisable, voting separately as single class, but no such vote shall be required for the Board to designate and issue shares of authorized Preferred Stock pursuant to Section 607.0602 of the FBCA or for the Corporation to increase the number of shares of authorized Preferred Stock to 30 million shares if such amendment is approved by the holders of record as of July 29, 2004 of a majority of the Corporation’s outstanding 7.45% Series 3 Cumulative Preferred Stock.

        Section 7.      No Conversion Rights. The holders of the Series 4 Preferred Stock shall not have any rights to convert such shares into shares of any other class or series of stock or into any other securities of, or interest in, the Corporation.

A-3.9

        Section 8.      No Sinking Fund. No sinking fund shall be established for the retirement or redemption of Series 4 Preferred Stock.

        Section 9.      No Preemptive Rights. No holder of the Series 4 Preferred Stock of the Corporation shall, as such holder, have any preemptive rights to purchase or subscribe for additional shares of stock of the Corporation or any other security of the Corporation which it may issue or sell.

A-3.10

ADDENDUM 4 TO ARTICLES OF INCORPORATION OF
REGENCY CENTERS CORPORATION
DESIGNATING THE PREFERENCES, RIGHTS AND
LIMITATIONS OF 500,000 SHARES OF
6.70% SERIES 5 CUMULATIVE REDEEMABLE PREFERRED STOCK
$0.01 Par Value

Original Designation filed in the office of the Secretary of State of Florida on July 28, 2005.

        Pursuant to Section 607.0602 of the Florida Business Corporation Act (“FBCA”), Regency Centers Corporation, a Florida corporation (the “Corporation”), does hereby certify that:

        FIRST:    Pursuant to the authority expressly vested in the Board of Directors of the Corporation by Section 4.2 of the Amended and Restated Articles of Incorporation of the Corporation (the “Charter”) and Section 607.0602 of the FBCA, the Board of Directors of the Corporation (the “Board of Directors”), by resolutions duly adopted on May 3, 2005 and resolutions duly adopted on July 27, 2005 by a committee appointed by the Board of Directors, has classified 3,000,000 shares of the authorized but unissued Preferred Stock, par value $.01 per share (“Preferred Stock”), as a separate series of Preferred Stock, authorized the issuance of a maximum of 3,000,000 shares of such series of Preferred Stock, set certain of the preferences, voting powers, restrictions, limitations as to dividends, qualifications, terms and conditions of redemption and other terms and conditions of such series of Preferred Stock, and pursuant to the powers contained in the Bylaws of the Corporation and the FBCA, appointed a committee (the “Committee”) and delegated to the Committee, to the fullest extent permitted by the FBCA and the Charter and Bylaws of the Corporation, all powers of the Board of Directors with respect to designating, and setting all other preferences, voting powers, restrictions, limitations as to dividends and other distributions, qualifications and terms and conditions of redemption and other terms and conditions of, such series of Preferred Stock and determining the number of shares of such series of Preferred Stock (not in excess of the aforesaid maximum number) to be issued and the consideration and other terms and conditions upon which such shares of such series of Preferred Stock are to be issued. Shareholder approval was not required under the Charter with respect to such designation.

        SECOND:    Pursuant to the authority conferred upon the Committee as aforesaid, the Committee has unanimously adopted resolutions designating the aforesaid series of Preferred Stock as the “6.70% Series 5 Cumulative Redeemable Preferred Stock,” setting the preferences, voting powers, restrictions, limitations as to dividends and other distributions, qualifications, terms and conditions of redemption and other terms and conditions of such 6.70% Series 5 Cumulative Redeemable Preferred Stock (to the extent not set by the Board of Directors in the resolutions referred to in Article FIRST of these Articles of Amendment) and authorizing the issuance of up to 3,000,000 shares of 6.70% Series 5 Cumulative Redeemable Preferred Stock.

        THIRD:    The series of Preferred Stock of the Corporation created by the resolutions duly adopted by the Board of Directors of the Corporation and by the Committee and referred to in Articles FIRST and SECOND of these Articles of Amendment shall have the following designation, number of shares, preferences, voting powers, restrictions and limitation as to dividends and other distributions, qualifications, terms and conditions of redemption and other terms and conditions:

A-4.1

        Section 1.      Designation and Number. A series of Preferred Stock, designated the “6.70%Series 5 Cumulative Redeemable Preferred Stock” (the “Series 5 Preferred Stock”) is hereby established. The number of shares of Series 5 Preferred Stock shall be 3,000,000.

        Section 2.      Rank. The Series 5 Preferred Stock will, with respect to distributions and rights upon voluntary or involuntary liquidation, winding-up or dissolution of the Corporation, rank senior to all classes or series of Common Stock (as defined in the Charter) and to all classes or series of equity securities of the Corporation now or hereafter authorized, issued or outstanding, other than any class or series of equity securities of the Corporation expressly designated as ranking on a parity with or senior to the Series 5 Preferred Stock as to distributions or rights upon voluntary or involuntary liquidation, winding-up or dissolution of the Corporation or both. For purposes of these Articles of Amendment, the term “Parity Preferred Stock” shall be used to refer to any class or series of equity securities of the Corporation now or hereafter authorized, issued or outstanding expressly designated by the Corporation to rank on a parity with Series 5 Preferred Stock with respect to distributions or rights upon voluntary or involuntary liquidation, winding-up or dissolution of the Corporation or both, as the context may require, whether or not the dividend rates, dividend payment dates or redemption or liquidation prices per share shall be different from those of the Series 5 Preferred Stock and includes the 7.45% Series 3 Cumulative Redeemable Preferred Stock, the 7.25% Series 4 Cumulative Redeemable Preferred Stock and the Series D Cumulative Redeemable Preferred Stock of the Corporation. The term “equity securities” does not include debt securities, which will rank senior to the Series 5 Preferred Stock prior to conversion.

        Section 3. Distributions.

                (a)     Payment of Distributions. Subject to the rights of holders of Parity Preferred Stock as to the payment of distributions and holders of equity securities issued after the date hereof in accordance herewith ranking senior to the Series 5 Preferred Stock as to payment of distributions, holders of Series 5 Preferred Stock shall be entitled to receive, when, as and if declared by the Board of Directors of the Corporation, out of funds legally available for the payment of distributions, cumulative cash distributions at the rate per annum of 6.70% of the $25.00 liquidation preference per share of Series 5 Preferred Stock. Such distributions shall be cumulative, shall accrue from the original date of issuance and will be payable in cash (A) quarterly (such quarterly periods for purposes of payment and accrual will be the quarterly periods ending on the dates specified in this sentence) in arrears, on or before March 31, June 30, September 30 and December 31 of each year commencing on September 30, 2005 and, (B) in the event of a redemption, on the redemption date (each a “Preferred Stock Distribution Payment Date”). The amount of the distribution payable for any period will be computed on the basis of a 360-day year of twelve 30-day months and for any period shorter than a full quarterly period for which distributions are computed, the amount of the distribution payable will be computed on the basis of the ratio of the actual number of days elapsed in such period to ninety (90) days. If any date on which distributions are to be made on the Series 5 Preferred Stock is not a Business Day (as defined herein), then payment of the distribution to be made on such date will be made on the next succeeding day that is a Business Day (and without any interest or other payment in respect of any such delay) except that, if such Business Day is in the next succeeding calendar year, such payment shall be made on the immediately preceding Business Day, in each case with the same force and effect as if made on such date. Distributions on the Series 5 Preferred Stock will be made to the holders of record of the Series 5 Preferred Stock on the first day of the month in which the Preferred Stock Distribution Payment Date occurs, or on such other record dates to be fixed by the Board of Directors of the Corporation, which record dates shall be not less than 10 days and not more than 30 Business Days prior to the relevant Preferred Stock Distribution Payment Date (each a “Distribution Record Date “).

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                The term “Business Day” shall mean each day, other than a Saturday or a Sunday, which is not a day on which banking institutions in New York, New York are authorized or required by law, regulation or executive order to close.

                (b)      Limitation on Distributions. No distribution on the Series 5 Preferred Stock shall be declared or paid or set apart for payment by the Corporation at such time as the terms and provisions of any agreement of the Corporation relating to its indebtedness, prohibit such declaration, payment or setting apart for payment or provide that such declaration, payment or setting apart for payment would constitute a breach thereof or a default thereunder, or if such declaration, payment or setting apart for payment shall be restricted or prohibited by law. Nothing in this Section 3(b) shall be deemed to modify or in any manner limit the provisions of Section 3(c) and 3(d).

                (c)      Distributions Cumulative. Distributions on the Series 5 Preferred Stock will accrue whether or not the terms and provisions of any agreement of the Corporation, including any agreement relating to its indebtedness at any time prohibit the current payment of distributions, whether or not the Corporation has earnings, whether or not there are funds legally available for the payment of such distributions and whether or not such distributions are authorized or declared. Accrued but unpaid distributions on the Series 5 Preferred Stock will accumulate as of the Preferred Stock Distribution Payment Date on which they first become payable. Distributions on account of arrears for any past distribution periods may be declared and paid at any time, without reference to a regular Preferred Stock Distribution Payment Date to holders of record of the Series 5 Preferred Stock on the record date fixed by the Board of Directors which date shall be not less than 10 days and not more than 30 Business Days prior to the payment date. Accumulated and unpaid distributions will not bear interest.

                (d)      Priority as to Distributions.

(i) So long as any Series 5 Preferred Stock is outstanding, no distribution of cash or other property shall be authorized, declared, paid or set apart for payment on or with respect to any class or series of Common Stock or any class or series of other stock of the Corporation ranking junior to the Series 5 Preferred Stock as to the payment of distributions (such Common Stock or other junior stock, collectively, “Junior Stock”), nor shall any cash or other property be set aside for or applied to the purchase, redemption or other acquisition for consideration of any Series 5 Preferred Stock, any Parity Preferred Stock with respect to distributions or any Junior Stock, unless, in each case, all distributions accumulated on all Series 5 Preferred Stock and all classes and series of outstanding Parity Preferred Stock with respect to distributions have been paid in full. Without limiting Section 6(b) hereof, the foregoing sentence will not prohibit (i) distributions payable solely in shares of Junior Stock, (ii) the conversion of Junior Stock or Parity Preferred Stock into Junior Stock, (iii) purchases by the Corporation of such Series 5 Preferred Stock or Parity Preferred Stock or Junior Stock pursuant to Article 5 of the Charter to the extent required to preserve the Corporation’s status as a real estate investment trust, (iv) purchases or other acquisitions of Junior Stock for purposes of any employee or director incentive or benefit plan of the Corporation or any subsidiary, and (v) purchases or acquisitions of shares of Series 5 Preferred Stock pursuant to a purchase or exchange offer that is made on the same terms to all holders of Series 5 Preferred Stock.

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                (ii)      So long as distributions have not been paid in full (or a sum sufficient for such full payment is not irrevocably deposited in trust for payment) upon the Series 5 Preferred Stock, all distributions authorized and declared on the Series 5 Preferred Stock and all classes or series of outstanding Parity Preferred Stock with respect to distributions shall be authorized and declared so that the amount of distributions authorized and declared per share of Series 5 Preferred Stock and such other classes or series of Parity Preferred Stock shall in all cases bear to each other the same ratio that accrued distributions per share on the Series 5 Preferred Stock and such other classes or series of Parity Preferred Stock (which shall not include any accumulation in respect of unpaid distributions for prior distribution periods if such class or series of Parity Preferred Stock does not have cumulative distribution rights) bear to each other.

                (e)      No Further Rights. Holders of Series 5 Preferred Stock shall not be entitled to any distributions, whether payable in cash, other property or otherwise, in excess of the full cumulative distributions described herein.

        Section 4.      Liquidation Preference.

                (a)     Payment of Liquidating Distributions. Subject to the rights of holders of Parity Preferred Stock with respect to rights upon any voluntary or involuntary liquidation, dissolution or winding-up of the Corporation and subject to equity securities ranking senior to the Series 5 Preferred Stock with respect to rights upon any voluntary or involuntary liquidation, dissolution or winding-up of the Corporation, the holders of Series 5 Preferred Stock shall be entitled to receive out of the assets of the Corporation legally available for distribution or the proceeds thereof, after payment or provision for debts and other liabilities of the Corporation, but before any payment or distributions of the assets shall be made to holders of Common Stock or any other class or series of shares of the Corporation that ranks junior to the Series 5 Preferred Stock as to rights upon liquidation, dissolution or winding-up of the Corporation, an amount equal to the sum of (i) a liquidation preference of $25.00 per share of Series 5 Preferred Stock, and (ii) an amount equal to any accumulated and unpaid distributions thereon, whether or not declared, to the date of payment. In the event that, upon such voluntary or involuntary liquidation, dissolution or winding-up, there are insufficient assets to permit full payment of liquidating distributions to the holders of Series 5 Preferred Stock and any Parity Preferred Stock as to rights upon liquidation, dissolution or winding-up of the Corporation, all payments of liquidating distributions on the Series 5 Preferred Stock and such Parity Preferred Stock shall be made so that the payments on the Series 5 Preferred Stock and such Parity Preferred Stock shall in all cases bear to each other the same ratio that the respective rights of the Series 5 Preferred Stock and such other Parity Preferred Stock (which shall not include any accumulation in respect of unpaid distributions for prior distribution periods if such Parity Preferred Stock does not have cumulative distribution rights) upon liquidation, dissolution or winding-up of the Corporation bear to each other.

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                (b)     Notice. Written notice of any such voluntary or involuntary liquidation, dissolution or winding-up of the Corporation, stating the payment date or dates when, and the place or places where, the amounts distributable in such circumstances shall be payable, shall be given by first class mail, postage pre-paid, not less than 30 and not more than 60 days prior to the payment date stated therein, to each record holder of the Series 5 Preferred Stock at the respective addresses of such holders as the same shall appear on the share transfer records of the Corporation.

                (c)     No Further Rights. After payment of the full amount of the liquidating distributions to which they are entitled, the holders of Series 5 Preferred Stock will have no right or claim to any of the remaining assets of the Corporation.

                (d)     Consolidation, Merger or Certain Other Transactions. The voluntary sale, conveyance, lease, exchange or transfer (for cash, shares of stock, securities or other consideration) of all or substantially all of the property or assets of the Corporation to, or the consolidation or merger or other business combination of the Corporation with or into, any corporation, trust or other entity (or of any corporation, trust or other entity with or into the Corporation) shall not be deemed to constitute a liquidation, dissolution or winding-up of the Corporation.

                (e)     Permissible Distributions. In determining whether a distribution (other than upon voluntary liquidation) by dividend, redemption or other acquisition of shares of stock of the Corporation or otherwise is permitted under the FBCA, no effect shall be given to amounts that would be needed, if the Corporation were to be dissolved at the time of the distribution, to satisfy the preferential rights upon dissolution of holders of shares of stock of the Corporation whose preferential rights upon dissolution are superior to those receiving the distribution.

        Section 5.      Optional Redemption.

                (a)      Right of Optional Redemption. The Series 5 Preferred Stock may not be redeemed prior to August 2, 2010. On or after such date, the Corporation shall have the right to redeem the Series 5 Preferred Stock, in whole or in part, at any time or from time to time, upon not less than 30 nor more than 60 days’ written notice, at a redemption price, payable in cash, equal to $25.00 per share of Series 5 Preferred Stock plus accumulated and unpaid distributions, whether or nor declared, to the date of redemption. If fewer than all of the outstanding shares of Series 5 Preferred Stock are to be redeemed, the shares of Series 5 Preferred Stock to be redeemed shall be selected pro rata (as nearly as practicable without creating fractional shares).

                (b)      Limitation on Redemption. The Corporation may not redeem fewer than all of the outstanding shares of Series 5 Preferred Stock unless all accumulated and unpaid distributions have been paid on all Series 5 Preferred Stock for all quarterly distribution periods terminating on or prior to the date of redemption; provided, however, that the foregoing shall not prevent the purchase or acquisition of shares of Series 5 Preferred Stock pursuant to a purchase or exchange offer that is made on the same terms to all holders of Series 5 Preferred Stock.

A-4.5

                (c)      Procedures for Redemption.

(i) Notice of redemption will be mailed by the Corporation, postage prepaid, not less than 30 nor more than 60 days prior to the redemption date, addressed to the respective holders of record of the Series 5 Preferred Stock to be redeemed at their respective addresses as they appear on the transfer records of the Corporation. No failure to give or defect in such notice shall affect the validity of the proceedings for the redemption of any Series 5 Preferred Stock except as to the holder to whom such notice was defective or not given. In addition to any information required by law or by the applicable rules of any exchange upon which the Series 5 Preferred Stock may be listed or admitted to trading, each such notice shall state: (i) the redemption date, (ii) the redemption price, (iii) the number of shares of Series 5 Preferred Stock to be redeemed, (iv) the place or places where such shares of Series 5 Preferred Stock are to be surrendered for payment of the redemption price, (v) that distributions on the Series 5 Preferred Stock to be redeemed will cease to accumulate on such redemption date and (vi) that payment of the redemption price and any accumulated and unpaid distributions will be made upon presentation and surrender of such Series 5 Preferred Stock. If fewer than all of the shares of Series 5 Preferred Stock held by any holder are to be redeemed, the notice mailed to such holder shall also specify the number of shares of Series 5 Preferred Stock held by such holder to be redeemed.

(ii) If the Corporation gives a notice of redemption in respect of Series 5 Preferred Stock (which notice will be irrevocable) then, by 12:00 noon, New York City time, on the redemption date, the Corporation will deposit irrevocably in trust for the benefit of the Series 5 Preferred Stock being redeemed funds sufficient to pay the applicable redemption price, plus any accumulated and unpaid distributions, whether or not declared, if any, on such shares to the date fixed for redemption, without interest, and will give irrevocable instructions and authority to pay such redemption price and any accumulated and unpaid distributions, if any, on such shares to the holders of the Series 5 Preferred Stock upon surrender of the certificates evidencing the Series 5 Preferred Stock by such holders at the place designated in the notice of redemption. If fewer than all Series 5 Preferred Stock evidenced by any certificate is being redeemed, a new certificate shall be issued upon surrender of the certificate evidencing all Series 5 Preferred Stock, evidencing the unredeemed Series 5 Preferred Stock, without cost to the holder thereof. On and after the date of redemption, distributions will cease to accumulate on the Series 5 Preferred Stock or portions thereof called for redemption, unless the Corporation defaults in the payment thereof. If any date fixed for redemption of Series 5 Preferred Stock is not a Business Day, then payment of the redemption price payable on such date will be made on the next succeeding day that is a Business Day (and without any interest or other payment in respect of any such delay) except that, if such Business Day falls in the next calendar year, such payment will be made on the immediately preceding Business Day, in each case with the same force and effect as if made on such date fixed for redemption. If payment of the redemption price or any accumulated or unpaid distributions in respect of the Series 5 Preferred Stock is improperly withheld or refused and not paid by the Corporation, distributions on such Series 5 Preferred Stock will continue to accumulate from the original redemption date to the date of payment, in which case the actual payment date will be considered the date fixed for redemption for purposes of calculating the applicable redemption price and any accumulated and unpaid distributions.

A-4.6

(iii) Subject to applicable escheat laws, if funds deposited by the Corporation in trust pursuant to Section 5(c)(ii) remain unclaimed by the holders of shares called for redemption, such funds shall be repaid to the Corporation at the end of three years, and thereafter the holder of any such shares shall look only to the general funds of the Corporation for the payment, without interest, of the redemption price.

                (d)      Status of Redeemed Stock. Any Series 5 Preferred Stock that shall at any time have been redeemed shall after such redemption, have the status of authorized but unissued Preferred Stock, without designation as to class or series until such shares are once more designated as part of a particular class or series by the Board of Directors.

        Section 6.      Voting Rights.

                (a)      General. Holders of the Series 5 Preferred Stock will not have any voting rights, except as set forth below or as required by the FBCA.

                (b)      Voting Power. For purposes of this Section 6, “Parity Voting Securities” means the Series 5 Preferred Stock, the Series 3 Preferred Stock and all classes or series of Preferred Stock which are (i) on parity with the Series 5 Preferred Stock as to distributions and/or rights upon liquidation, dissolution or winding up, (ii) upon which like voting rights have been conferred and are exercisable as to the matter in question to be submitted to a vote, and (iii) which would be affected in the same or substantially similar way by such matter. When Parity Voting Securities are entitled to vote on a matter, they shall vote together as a single class without regard to series, and each holder of record of Parity Voting Securities shall be entitled to one vote for each $25.00 liquidation preference (excluding amounts in respect of accumulated and unpaid distributions), except that if any Parity Voting Securities were issued for an amount less than their liquidation preference, the holders thereof shall be entitled to one vote for each $25.00 of issuance price in lieu of one vote for each $25.00 of liquidation preference.

                (c)      Right to Elect Directors.

(i) If at any time distributions shall be in arrears (which means that, as to any such quarterly distributions, the same have not been paid in full) with respect to six (6) prior quarterly distribution periods, whether or not consecutive, and shall not have been paid in full (a “Preferred Distribution Default”), the authorized number of members of the Board of Directors shall automatically be increased by two and the holders of record of Series 5 Preferred Stock, voting together as a single class with the holders of each other class or series of Parity Voting Securities, will be entitled to fill the vacancies so created by electing two additional directors to serve on the Corporation’s Board of Directors (the “Preferred Stock Directors”) at a special meeting called in accordance with Section 6(c)(ii) or at the next annual meeting of stockholders, and at each subsequent annual meeting of stockholders or special meeting held in place thereof, until all such distributions in arrears and distributions for the current quarterly period on the Series 5 Preferred Stock and each such class or series of Parity Voting Securities have been paid in full.

A-4.7

(ii) At any time when such voting rights shall have vested, a proper officer of the Corporation shall call or cause to be called, upon written request of holders of record of at least 10% of the outstanding shares of Series 5 Preferred Stock, a special meeting of the holders of record of Parity Voting Securities by mailing or causing to be mailed to such holders a notice of such special meeting to be held not less than ten and not more than 45 days after the date such notice is given. At any annual or special meeting at which Parity Voting Securities are entitled to vote, all of the holders of the Parity Voting Securities, by a plurality of the votes, and not cumulatively, will be entitled to elect two directors. The holders of the Parity Voting Securities representing the lesser of one-third of the total voting power of the Parity Voting Securities then outstanding, present in person or by proxy or the quorum required for a vote of the holders of Common Stock, will constitute a quorum for the election of the Preferred Stock Directors except as otherwise provided by law. Notice of all meetings at which holders of record of the Series 5 Preferred Stock shall be entitled to vote will be given to such holders at their addresses as they appear in the transfer records. At any such meeting or adjournment thereof in the absence of a quorum, subject to the provisions of any applicable law, the holders of the Parity Voting Securities representing a majority of the voting power of the Parity Voting Securities present in person or by proxy shall have the power to adjourn the meeting for the election of the Preferred Stock Directors, without notice other than an announcement at the meeting, until a quorum is present. If a Preferred Distribution Default shall terminate after the notice of an annual or special meeting has been given but before such meeting has been held, the Corporation shall, as soon as practicable after such termination, mail or cause to be mailed notice of such termination to holders of the Series 5 Preferred Stock that would have been entitled to vote at such meeting.

(iii) If and when all accumulated distributions and the distribution for the current distribution period on the Series 5 Preferred Stock shall have been paid in full or a sum sufficient for such payment is irrevocably deposited in trust for payment, the holders of the Series 5 Preferred Stock shall be divested of the voting rights set forth in Section 6(c) herein (subject to revesting in the event of each and every Preferred Distribution Default) and, if all distributions in arrears and the distributions for the current distribution period have been paid in full or set aside for payment in full on all other classes or series of Parity Voting Securities, the term and office of each Preferred Stock Director so elected shall terminate. Any Preferred Stock Director may be removed at any time with or without cause by the vote of, and shall not be removed otherwise than by the vote of, the holders of record of a majority of the voting power of the Parity Voting Securities. So long as a Preferred Distribution Default shall continue, any vacancy in the office of a Preferred Stock Director may be filled by written consent of the Preferred Stock Director remaining in office, or if none remains in office, by a vote of the holders of record of a majority of the outstanding Series 5 Preferred Stock (voting separately as a single class with all other classes or series of Parity Voting Securities). The Preferred Stock Directors shall each be entitled to one vote per director on any matter.

A-4.8

                (d)      Certain Voting Rights. In addition to any other vote required by the FBCA, so long as any Series 5 Preferred Stock remains outstanding and subject to the last sentence of this Section 6(d), the Corporation shall not, without the affirmative vote of the holders of record of at least two-thirds of the voting power entitled to be cast by the holders of Series 5 Preferred Stock and the holders of other Parity Voting Securities upon which like voting rights have been conferred and are exercisable, voting separately as a single class:

(i) amend the Charter to designate or create, or increase the authorized amount of, any class or series of shares ranking senior to the Series 5 Preferred Stock with respect to payment of distributions or rights upon liquidation, dissolution or winding-up (“Senior Shares”) or reclassify any authorized shares of the Corporation into any Senior Shares; provided that no such vote shall be required if:

                                (x)     at or prior to the time any such event is to take place, provision is made for the redemption of all shares of Series 5 Preferred Stock, so long as no portion of the redemption price will be paid from the proceeds from the sale of such Senior Shares; or

                                (y)     the holders of Series 5 Preferred Stock have previously voted pursuant to this Section 6(d) to grant authority to the Board of Directors to create Senior Shares pursuant to Section 607.0602 of the FBCA;

(ii) either (A) consolidate, merge into or with, or convey, transfer or lease its assets substantially as an entirety, to any corporation or other entity, or (B) amend, alter or repeal the provisions of the Corporation’s Charter (including these Articles of Amendment) or By-laws, whether by merger, consolidation or otherwise, in each case in a manner that would materially and adversely affect the powers, special rights, preferences, privileges or voting power of the Series 5 Preferred Stock; provided, however, that:

                                (x)     with respect to the occurrence of a merger, consolidation or a sale or lease of all of the Corporation’s assets as an entirety, so long as (a) the Corporation is the surviving entity and the Series 5 Preferred Stock remains outstanding with the terms thereof unchanged, or (b) the resulting, surviving or transferee entity is a corporation organized under the laws of any state and substitutes for the Series 5 Preferred Stock other preferred stock having substantially the same terms and same rights as the Series 5 Preferred Stock, including with respect to distributions, voting rights and rights upon liquidation, dissolution or winding-up, then the occurrence of any such event shall not be deemed to materially and adversely affect such rights, privileges or voting powers of the holders of the Series 5 Preferred Stock and no vote of the Series 5 Preferred Stock shall be required in such case;

A-4.9

                                (y)     any increase in the amount of authorized Preferred Stock or the creation or issuance of any other class or series of Preferred Stock, or any increase in an amount of authorized shares of each class or series, in each case ranking either (a) junior to the Series 5 Preferred Stock with respect to payment of distributions or the distribution of assets upon liquidation, dissolution or winding-up, or (b) on a parity with the Series 5 Preferred Stock with respect to payment of distributions or the distribution of assets upon liquidation, dissolution or winding-up, shall not be deemed to materially and adversely affect such rights, preferences, privileges or voting powers for purposes of this Section 6(d)(ii)(y); and

                                (z)     if any event in Section 6(d)(ii)would materially and adversely affect the powers, special rights, preferences, privileges or voting power of the Series 5 Preferred Stock that are not enjoyed by some or all of the other classes or series of Parity Voting Securities, the affirmative vote of the holders of record of two-thirds of the voting power entitled to be cast by the holders of all series similarly affected shall be required in lieu of the affirmative vote of the holders of two-thirds of the voting power entitled to be cast by the holders of the Parity Voting Securities.

In addition, so long as any Series 5 Preferred Stock remains outstanding, the Corporation shall not amend the Charter to increase the number of shares of authorized Preferred Stock (unless such shares are junior to the Series 5 Preferred Stock as to distributions and liquidation, dissolution or winding-up) without the affirmative vote of the holders of record of at least a majority of the voting power entitled to be cast by the holders of Series 5 Preferred Stock and the holders of other Parity Voting Securities upon which like voting rights have been conferred and are exercisable, voting separately as single class.

        Section 7.      No Conversion Rights. The holders of the Series 5 Preferred Stock shall not have any rights to convert such shares into shares of any other class or series of stock or into any other securities of, or interest in, the Corporation.

        Section 8.      No Sinking Fund. No sinking fund shall be established for the retirement or redemption of Series 5 Preferred Stock.

        Section 9.      No Preemptive Rights. No holder of the Series 5 Preferred Stock of the Corporation shall, as such holder, have any preemptive rights to purchase or subscribe for additional shares of stock of the Corporation or any other security of the Corporation which it may issue or sell.

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